UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT of 1934

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☐ Preliminary Proxy Statement
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THE SOUTHERN COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
Annual Meeting
2007
& Proxy Statement

PROXY STATEMENT

Letter to Stockholders

David M. Ratcliffe
Chairman, President and
Chief Executive Officer

Dear Fellow Stockholder:

You are invited to attend the 2007 Annual Meeting of Stockholders at 10:00 a.m., ET, on Wednesday, May 23, 2007 at The Lodge Conference Center at Callaway Gardens, Pine Mountain, Georgia.

At the meeting, I will report on our business and our plans for the future. Also, we will elect our Board of Directors and vote on the other matters set forth in the accompanying Notice.

Your vote is important. Please review the proxy material and return your proxy form as soon as possible.

We look forward to seeing you on May 23rd.

David M. Ratcliffe

Notice of Annual Meeting of Stockholders — May 23, 2007

TIME and DATE

10:00 a.m., ET, on Wednesday, May 23, 2007

PLACE

The Lodge Conference Center at Callaway Gardens
Highway 18
Pine Mountain, Georgia 31822

DIRECTIONS

From Atlanta, Georgia — take I-85 south to I-185 (Exit 21). From I-185 south, take Exit 34, Georgia Highway 18. Take Georgia Highway 18 east to Callaway.
From Birmingham, Alabama — take U.S. Highway 280 east to Opelika. Take I-85 north to Georgia Highway 18 (Exit 2). Take Georgia Highway 18 east to Callaway.

ITEMS of BUSINESS

(1)	Elect 10 members of the Board of Directors;
(2)	Ratify appointment of independent registered public accounting firm;
(3)	Consider and vote on a stockholder proposal if presented at the meeting as described in Item No. 3 of the Proxy Statement; and
(4)	Transact other business properly coming before the meeting or any adjournments thereof.

RECORD DATE

Stockholders of record at the close of business on March 26, 2007 are entitled to attend and vote at the meeting.

ANNUAL REPORT to STOCKHOLDERS

The Southern Company Annual Report to Stockholders for 2006 is enclosed but is not a part of this mailing.

VOTING

Even if you plan to attend the meeting in person, please provide your voting instructions in one of the following ways as soon as possible:
(1) Internet — use the Internet address on the proxy form
(2) Telephone — use the toll-free number on the proxy form
(3) Mail — mark, sign and date the proxy form and return it in the enclosed postage-paid envelope
By Order of the Board of Directors, G. Edison Holland, Jr., Secretary, April 11, 2007

Proxy Statement

General Information

Q:	How do I give voting instructions?

A:	You may attend the meeting and give instructions in person or give instructions by the Internet, by telephone or by mail. Information for giving instructions is on the proxy form. The Proxies, named on the enclosed proxy form, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Q:	Can I change my vote?

A:	Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by the Company’s corporate secretary before the meeting.

Q:	Who can vote?

A:	All stockholders of record on the record date of March 26, 2007. On that date, there were 751,605,276 shares of Southern Company common stock outstanding and entitled to vote.

Q:	How much does each share count?

A:	Each share counts as one vote, except votes for Directors may be cumulative. Abstentions that are marked on the proxy form are included for the purpose of determining a quorum, but shares that a broker fails to vote are not counted toward a quorum. Neither is counted for or against the matters being considered.

Q:	What does it mean if I get more than one proxy form?

A:	You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. If you wish to consolidate multiple registered accounts, please contact Stockholder Services at (800) 554-7626.

Q:	Can the Company’s Proxy Statement and Annual Report be accessed from the Internet?

A:	Yes. You can access the Company’s website at www.southerncompany.com to view these documents.

Q:	Does the Company offer electronic delivery of proxy materials?

A:	Yes. Most stockholders can elect to receive an e-mail that will provide electronic links to the Annual Report and Proxy Statement. Opting to receive your proxy materials on-line will save us the cost of producing and mailing documents and also will give you an electronic link to the proxy voting site.

You may sign up for electronic delivery when you vote your proxy via the Internet or:

■ Go to our investor web site at http://investor.southerncompany.com/;

■ Click on the word “Enroll” for Electronic Delivery of Proxy Materials; and

■ Follow the directions provided to complete your enrollment.

Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment. If you consent to electronic access, you will be responsible for your usual Internet-related charges (e.g., on-line fees and telephone charges) in connection with electronic viewing and printing of proxy materials and annual reports. The Company will continue to distribute printed materials to stockholders who do not consent to access these materials electronically.

Q:	What is “householding”?

A:	Certain beneficial owners of the Company’s common stock, sharing a single address, may receive only one copy of the Proxy Statement and Annual Report unless the broker, bank or nominee has received contrary instructions from any beneficial owner at that address. This practice — known as householding — is designed to reduce printing and mailing costs. If a beneficial owner does not wish to participate in householding, he or she may contact Stockholder Services at (800) 554-7626 or at 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308 and ask to receive a Proxy Statement or Annual Report. As noted earlier, beneficial owners may view the Proxy Statement and Annual Report on the Internet.

Q:	When are stockholder proposals due for the 2008 Annual Meeting of Stockholders?

A:	The deadline for the receipt of stockholder proposals to be considered for inclusion in the Company’s proxy materials for the 2008 Annual Meeting of Stockholders is December 15, 2007. Proposals must be submitted in writing to Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. Additionally, the proxy solicited by the Board of Directors for next year’s meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting that is not included in the Company’s proxy materials unless the Company is provided written notice of such proposal no later than February 28, 2008.

Q:	Who pays the expense of soliciting proxies?

A:	The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting. The Company has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $10,000, plus reimbursement of out-of-pocket expenses.
The Company’s 2006 Annual Report to the Securities and Exchange Commission (the “SEC”) on Form 10-K will be provided without charge upon written request to Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

Corporate Governance

COMPANY ORGANIZATION
Southern Company is a holding company managed by a core group of officers and governed by a Board of Directors that is currently comprised of 11 members.
The nominees for election as Directors consist of nine non-employees and one executive officer of the Company.
The Board of Directors has adopted and operates under a set of Corporate Governance Guidelines which are available on the Company’s website at www.southerncompany.com under Investors/ Corporate Governance.
CORPORATE GOVERNANCE WEBSITE
In addition to the Corporate Governance Guidelines, other information relating to corporate governance of the Company is available on the Company’s Corporate Governance webpage at www.southerncompany.com under Investors/ Corporate Governance or directly at http://investor.southerncompany.com/governance.cfm, including:

■	Code of Ethics

■	Political Contributions Policy and Report

■	By-Laws of the Company

■	Executive Stock Ownership Guidelines

■	Board Committee Charters

■	Board of Directors — Background and Experience

■	Management Council — Background and Experience

■	Securities and Exchange Commission filings

■	Composition of Board Committees

■	Link for online communication with Board of Directors
The Corporate Governance documents also may be obtained by requesting a copy from Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.
DIRECTOR INDEPENDENCE
No Director will be deemed to be independent unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company, directly, or as an officer, shareowner or partner of an organization that has a relationship with the Company. The Board of Directors has adopted categorical guidelines which provide that a Director will not be deemed to be independent if within the preceding three years:

■	The Director was employed by the Company or whose immediate family member was an executive officer of the Company.

■	The Director received, or whose immediate family member received, direct compensation from the Company, other than director and committee fees. (Compensation received by an immediate family member for services as a non- executive employee of the Company need not be considered.)

■	The Director was affiliated with or employed by, or whose immediate family member was affiliated or employed in a professional capacity by, a present or former external auditor of the Company.

■	The Director was employed, or whose immediate family member was employed, as an executive officer of a company where any member of the Company’s present executives serve on that company’s compensation committee.

■	A company for which the Director currently serves as an executive officer or an employee or whose immediate family member currently serves as an executive officer that makes payments to or receives payments from the Company for property or services in an amount which in any single fiscal year exceeds the greater of $1,000,000 or two percent of that company’s consolidated gross revenues.
Additionally, a Director will be deemed not to be independent if the Director or the Director’s spouse serves as an executive officer of a charitable organization to which the Company made discretionary contributions exceeding the greater of $1,000,000 or two percent of the organization’s total annual charitable receipts.
In determining independence, the Board reviews and considers all commercial, consulting, legal, accounting, charitable or other business relationships that a Director or the Director’s immediate family members have with the Company. This review specifically included all ordinary course transactions with entities with which the Directors are associated. In particular, the Board reviewed transactions between subsidiaries of the Company and The Home Depot and Vulcan Materials Company. Messrs. Francis S. Blake and Donald M. James are the chief executive officers of The Home Depot and Vulcan Materials Company, respectively. Throughout 2006, the subsidiaries purchased goods and services in the amount of $812,959 from The Home Depot and $476,302 from Vulcan Materials Company. These amounts represented over 5,000 individual purchases from The Home Depot and several individual transactions with Vulcan Materials Company. The Board determined that its subsidiaries followed the Company procurement policies and procedures, that the amounts were well under the thresholds under the Director independence requirements and that neither Mr. Blake nor Mr. James had a direct or indirect material interest in the transactions.
While no Director or immediate family member serves in an executive capacity for a charitable organization, the Board reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the Directors are associated. The Board determined that the contributions were consistent with similar contributions and none were approved outside the Company’s normal procedures.
As a result of its annual review of Director independence, the Board affirmatively determined that none of the following persons who are currently serving as a Director or are nominees for election as Directors has a material relationship with the Company and, as a result, such persons are determined to be independent: Juanita Powell Baranco, Dorrit J. Bern, Francis S. Blake, Thomas F. Chapman, H. William Habermeyer, Jr., Donald M. James, Zack T. Pate, J. Neal Purcell, William G. Smith, Jr. and Gerald J. St. Pé. David M. Ratcliffe, a current Director, is Chairman of the Board, President and Chief Executive Officer of the Company. Also, Daniel P. Amos and Bruce S. Gordon who served as Directors during 2006 until their resignation date of February 21, 2006, were determined not to have a material relationship with the Company and to be independent.
COMMUNICATING WITH THE BOARD
Communications may be sent to the Company’s Board or to specified Directors by regular mail or electronic mail. Regular mail should be sent to the attention of Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. The electronic mail address is CORPGOV@southerncompany.com. The electronic mail address also can be accessed from the Corporate Governance webpage located under Investors on the Southern Company website at www.southerncompany.com, under the link entitled Governance Inquiries. With the exception of commercial solicitations, all stockholder communications directed to the Board or to specified Directors will be relayed to them.
DIRECTOR COMPENSATION
Only non-employee Directors are compensated for Board service. The pay components are:

Annual retainers:

■	$70,000 of which $30,000 is deferred in shares of Company common stock until Board membership ends (1)

■	$10,000 if serving as chair of a standing Board committee with the exception that the chair of the Audit Committee receives $25,000

Equity grants:

■	1,000 additional shares of Company common stock in quarterly grants of 250 shares are deferred until Board membership ends

Meeting fees:

■	$2,500 for participation in a meeting of the Board

■	$2,000 for participation in a meeting of a committee of the Board other than a meeting of the Audit Committee

■	$4,000 for attendance in person at a meeting of the Audit Committee

■	$2,000 for participation by telephone in a meeting of the Audit Committee

■	$2,000 for each day of a visit to a plant or office of the Company and for any other business meeting at which the Director participates as a representative of the Company
(1) Effective as of November 1, 2006. Prior to November 1, 2006, $40,000 if first elected as a Director before 1997, of which $10,000 was deferred in shares of Company common stock; or $49,000 if first elected as a Director in 1997 or later, of which $19,000 was deferred in shares of Company common stock.
DIRECTOR DEFERRED COMPENSATION PLAN
All quarterly equity grants and $30,000 of the annual retainer are required to be deferred in the Deferred Compensation Plan for Directors of The Southern Company (the “Director Deferred Compensation Plan”) and are invested in Company common stock units which earn dividends as if invested in Company common stock. Earnings are reinvested in additional stock units. Upon leaving the Board, distributions are made in shares of Company common stock.
In addition, Directors may elect to defer up to 100% of their remaining compensation in the Director Deferred Compensation Plan until membership on the Board ends. Such deferred compensation may be invested as follows, at the Director’s election:

•	in Company common stock units which earn dividends as if invested in Company common stock and are distributed in shares of Company common stock upon leaving the Board

•	in Company common stock units which earn dividends as if invested in Company common stock and are distributed in cash upon leaving the Board

•	in prime interest which is paid in cash upon leaving the Board
All investments and earnings in the Director Deferred Compensation Plan are fully vested and at the election of the Director, may be distributed in a lump-sum payment or in up to 10 annual distributions after leaving the Board. The Company has established a grantor trust that primarily holds Company common stock that funds the Company common stock units that are distributed in shares of Company common stock. Directors have voting rights in the shares held in the trust attributable to these units.

DIRECTOR COMPENSATION TABLE

The following table reports all compensation to the Company’s non-employee Directors during 2006, including amounts deferred in the Director Deferred Compensation Plan. Non-employee Directors do not receive Option Awards or Non-Equity Incentive Plan Compensation, and there is no pension plan for non-employee Directors.

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)(1)	($)(2)(3)	($)	($)	Earnings ($)	($)(4)	Total ($)

Daniel P. Amos(5)	13,500	7,919	—	—	—	—	21,419

Juanita Powell Baranco(6)(7)	84,366	51,533	—	—	—	52	135,951

Dorrit J. Bern	100,666	54,869	—	—	—	—	155,535

Francis S. Blake	100,166	54,869	—	—	—	—	155,035

Thomas F. Chapman	100,999	54,869	—	—	—	—	155,868

Bruce S. Gordon(5)	20,834	6,419	—	—	—	—	27,253

Donald M. James	98,166	54,869	—	—	—	220	153,255

Zack T. Pate	124,666	54,869	—	—	—	—	179,535

J. Neal Purcell	135,666	54,869	—	—	—	—	190,535

William G. Smith, Jr.(6)	82,666	48,982	—	—	—	282	131,930

Gerald J. St. Pé	105,666	47,369	—	—	—	865	153,900

(1)	Includes amounts voluntarily deferred in the Director Deferred Compensation Plan.

(2)	Includes fair market value of equity grants on grant dates and retainer compensation required to be deferred in the Director Deferred Compensation Plan. All such stock awards are vested immediately upon grant.

(3)	The aggregate number of Company common stock units held at year-end in the Director Deferred Compensation Plan for each person except Messrs. Amos and Gordon is provided in the Stock Ownership Table under the column Deferred Stock Units. At year-end, Mr. Gordon held 2,797 common stock units and Mr. Amos held no common stock units in the Director Deferred Compensation Plan.

(4)	Consists of “gross-ups” for the reimbursement for taxes on spousal air travel and gifts.

(5)	Messrs. Amos and Gordon resigned as Directors effective February 21, 2006.

(6)	Ms. Baranco and Mr. Smith were first elected Directors of the Company effective February 23, 2006.

(7)	Ms. Baranco’s compensation includes compensation earned in 2006 as a Director of Georgia Power Company, a wholly-owned subsidiary of the Company, as well as compensation earned as a Director of the Company. Ms. Baranco resigned as a Director of Georgia Power Company effective February 21, 2006.
DIRECTOR STOCK OWNERSHIP GUIDELINES
Under the Company’s Corporate Governance Guidelines, non-employee Directors are required to beneficially own, within five years of their initial election to the Board, Company common stock equal to at least four times the annual Director retainer fee.
MEETINGS OF NON-EMPLOYEE DIRECTORS
Non-employee Directors meet in executive session with no member of management present following each regularly-scheduled Board meeting. There is a presiding Director at each of these executive sessions. Dr. Zack T. Pate, chair of the Nuclear Committee, served as presiding Director during the past two years and will continue to serve until the Annual

Meeting of Stockholders on May 23, 2007. Mr. Thomas F. Chapman will become the presiding Director on May 23, 2007 to serve a two-year term or until a successor is named by the non-employee Directors.
COMMITTEES OF THE BOARD

Committee Charters
Charters for each of the five standing committees can be found at the Company’s website — www.southerncompany.com under Investors/ Corporate Governance.

Audit Committee:

■	Members are Mr. Purcell, Chair, Ms. Baranco, Mr. Blake and Dr. Pate(1)

■	Met 10 times in 2006

■	Oversees the Company’s financial reporting, audit processes, internal controls and legal, regulatory and ethical compliance; appoints the Company’s independent registered public accounting firm, approves its services and fees and establishes and reviews the scope and timing of its audits; reviews and discusses the Company’s financial statements with management and the independent registered public accounting firm, including critical accounting policies and practices, material alternative financial treatments within generally accepted accounting principles, proposed adjustments, control recommendations, significant management judgments and accounting estimates, new accounting policies, changes in accounting principles, any disagreements with management and other material written communications between the internal auditors and/or the independent registered public accounting firm and management; and recommends the filing of the Company’s annual financial statements with the SEC.
The Board has determined that the members of the Audit Committee are independent as defined by the New York Stock Exchange corporate governance rules within its listing standards and rules of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Board has determined that Mr. Purcell qualifies as an “audit committee financial expert” as defined by the SEC.

(1)	Dr. Pate will retire from the Board on his normal retirement date, May 23, 2007.

Compensation and Management Succession Committee:

■	Members are Mr. St. Pé, Chair, Mr. Chapman, Mr. James and Mr. Smith

■	Met nine times in 2006

■	Evaluates performance of executive officers and establishes their compensation, administers executive compensation plans and reviews management succession plans. Annually reviews a tally sheet of all components of the Chief Executive Officer’s compensation and takes actions required of it under the Pension Plan for Employees of the Company.
The Board has determined that each member of the Compensation and Management Succession Committee is independent.

Governance
The Committee focuses on good governance practices in its operation. In late 2005 and during 2006, this included:

•	Considering compensation for the named executive officers in the context of all of the components of total compensation.

•	Considering annual adjustments to pay over the course of two meetings and requiring more than one meeting to make other important decisions.

•	Receiving meeting materials several days in advance of meetings.

•	Having regular executive sessions of Committee members only.

•	Having direct access to an outside compensation consultant.

•	Conducting a performance/payout analysis versus peer companies for the short-term incentive plan to provide a check on the Company’s goal-setting process.
Role of Executive Officers
The Chief Executive Officer, with input from the Human Resources staff, recommends to the Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for Company officers. The Committee considers, discusses, modifies as appropriate and takes action on such proposals.
Role of Compensation Consultants
In 2006, the Committee directly retained Hewitt Associates (“Hewitt”) as its outside compensation consultant. The Committee informed Hewitt in writing that it expected Hewitt to advise it if and when there were elements of management proposals to the Committee that Hewitt believed the Committee should not support, set expectations for Hewitt to be honest and direct with the Committee at all times and stated that Hewitt’s ongoing engagement would be determined by the Committee.
During 2006, Hewitt assisted the Committee with comprehensive market data and its implications for pay at the Company and various other governance, design and compliance matters. The consultant also advised the Governance Committee on Director pay levels.
Compensation Committee Interlocks and Insider Participation
The following Directors served on the Compensation and Management Succession Committee during 2006: Mr. Dan P. Amos (resigned February 21, 2006), Mr. Chapman, Mr. James, Mr. Smith and Mr. St. Pé. None of such persons was an officer or employee of the Company during 2006 or at any time in the past or had reportable transactions with the Company.

Finance Committee:

■	Members are Ms. Bern, Chair, Mr. James and Mr. Smith

■	Met eight times in 2006

■	Reviews the Company’s financial matters, recommends actions such as dividend philosophy to the Board and approves certain capital expenditures
The Board has determined that each member of the Finance Committee is independent.

Governance Committee:

■	Members are Mr. Chapman, Chair, Ms. Bern and Mr. St. Pé

■	Met four times in 2006

■	Oversees the composition of the Board and its committees, determines non-employee Directors’ compensation, maintains the Company’s Corporate Governance Guidelines and coordinates the performance evaluations of the Board and its committees.
The Board has determined that each member of the Governance Committee is independent.
Nominees for Election to the Board
The Governance Committee, comprised entirely of independent Directors, is responsible for identifying, evaluating and recommending nominees for election to the Board. The Committee solicits recommendations for candidates for consideration from its current Directors and is authorized to engage third party advisers to assist in the identification and evaluation of candidates for consideration. Any stockholder may make recommendations to the Governance Committee by sending a written statement setting forth the candidate’s qualifications, relevant biographical information and signed consent to serve. These materials should be submitted in writing to the Company’s assistant corporate secretary and received by that office by December 15, 2007 for consideration by this Committee as a nominee for election at the Annual Meeting of Stockholders to be held in 2008. Any stockholder recommendation is reviewed in the same manner as candidates identified by the Committee or recommended to the Committee.
The Governance Committee only considers candidates with the highest degree of integrity and ethical standards. The Committee evaluates a candidate’s independence from management, ability to provide sound and informed judgment, history of achievement reflecting superior standards, willingness to commit sufficient time, financial literacy and number of other board memberships. The Board as a whole should be diverse and have collective knowledge and experience in accounting, finance, leadership, business operations, risk management, corporate governance and the Company’s industry. During 2006, the Committee engaged the services of a third-party search firm to aid in identifying prospective candidates and evaluating their qualifications. The Committee recommends candidates to the Board of Directors for consideration as nominees. Final selection of the nominees is within the sole discretion of the Board of Directors.
Mr. H. William Habermeyer, Jr. was recommended by the Governance Committee for election to the Board and was elected as a Director effective March 1, 2007. Mr. Habermeyer was identified jointly by the members of the Governance Committee and the third-party search firm.

Nuclear Committee:

■	Members are Dr. Pate(1), Chair and Mr. Habermeyer

■	Reviews and oversees the nuclear generating policies and facilities of the Company’s subsidiaries. The Chair serves as Chair of the Nuclear Operating Committee for Southern Nuclear Operating Company, Inc., a wholly-owned subsidiary of the Company.

■	Attended 14 meetings in 2006

(1)	Dr. Pate will retire from the Board on his normal retirement date, May 23, 2007.
DIRECTOR ATTENDANCE
The Board of Directors met 13 times in 2006. The average attendance for Directors at all Board and Committee meetings was 97 percent. No nominee attended less than 75 percent of applicable meetings.
Directors are expected to attend the Annual Meeting of Stockholders. Nine of the 10 members of the Board of Directors serving during 2006 attended the 2006 Annual Meeting of Stockholders.

Stock Ownership Table

STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The following table shows the number of shares of Company common stock owned by Directors, nominees and executive officers as of December 31, 2006 with the exception of Mr. Habermeyer whose shares are shown as of March 1, 2007, the date of his election to the Board of Directors. The shares owned by all directors, nominees and executive officers as a group constitute less than one percent of the total number of shares of the class.

		Shares Beneficially Owned Include:

			Shares
			Individuals
	Shares		Have Rights to
	Beneficially	Deferred Stock	Acquire within	Shares Held by
Directors, Nominees and Executive Officers	Owned(1)	Units(2)	60 days(3)	Family Members(4)

Juanita Powell Baranco	6,265	5,806

Dorrit J. Bern	35,399	33,899

Francis S. Blake	12,070	11,870

W. Paul Bowers	220,417		211,169

Thomas F. Chapman	21,126	21,126

Thomas A. Fanning	226,782		223,148

Michael D. Garrett	175,427		173,584

H. William Habermeyer, Jr.	70	70

Donald M. James	34,959	32,959

Charles D. McCrary	318,554		313,745

Zack T. Pate	39,206	34,833

J. Neal Purcell	22,214	15,990		224

David M. Ratcliffe	996,256		980,167

William G. Smith, Jr.	7,427	3,946

Gerald J. St. Pé	90,047	36,148		7,480

Directors, Nominees and Executive Officers as a Group (20 people)	3,015,584	196,647	2,657,287	7,704

(1)	“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.

(2)	Indicates the number of Deferred Stock Units held under the Director Deferred Compensation Plan.

(3)	Indicates shares of Company common stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.

(4)	Each Director disclaims any interest in shares held by family members. Shares indicated are included in the Shares Beneficially Owned column.

Matters to be Voted Upon

ITEM NO. 1 — ELECTION OF DIRECTORS
Nominees for Election as Directors
The Proxies named on the proxy form will vote, unless otherwise instructed, each properly executed proxy form for the election of the following nominees as Directors. If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form. Each nominee, if elected, will serve until the 2008 Annual Meeting of Stockholders.

Juanita Powell Baranco Age: Director since: Board committees: Principal occupation: Other directorships:	58 2006 Audit Executive vice president and chief operating officer of Baranco Automotive Group, automobile sales Cox Radio Incorporated

Dorrit J. Bern Age: Director since: Board committees: Principal occupation: Other directorships:

56

1999

Finance (chair), Governance

Chairman of the board, president and chief executive officer of Charming Shoppes, Inc., multi-channel apparel, home, food and retail

Charming Shoppes, Inc., OfficeMax, Inc.

Francis S. Blake Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

57

2004

Audit

Chairman and chief executive officer of The Home Depot, home improvement

Served as U.S. Deputy Secretary of Energy from May 2001 to April 2002 and as executive vice president of The Home Depot until January 2007 when he assumed his current position.

The Home Depot, Inc.

Thomas F. Chapman Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

63

2000

Governance (chair), Compensation and Management Succession

Retired chairman of the board and chief executive officer of Equifax, Inc., information services, data analytics, transaction processing and consumer financial products

Served as chairman of the board and chief executive officer of Equifax, Inc. until his retirement on December 12, 2005.

None

H. William Habermeyer, Jr. Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

64

2007

Nuclear

Retired president and chief executive officer of Progress Energy Florida, Inc., electric utility

Served as president and chief executive officer of Progress Energy Florida, Inc. from December 2000 until his retirement on June 1, 2006.

Raymond James Financial Services, Inc.

Donald M. James Age: Director since: Board committees: Principal occupation: Other directorships:

58

1999

Compensation and Management Succession, Finance

Chairman of the board and chief executive officer of Vulcan Materials Company, construction materials

Vulcan Materials Company, Protective Life Corporation, Wachovia Corporation

J. Neal Purcell Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

65

2003

Audit (chair)

Retired vice-chairman, audit operations, of KPMG, public accounting

Served as KPMG’s vice-chairman in charge of National Audit Practice Operations from October 1998 until his retirement on January 31, 2002.

Dollar General Corporation, Kaiser Permanente Healthcare and Hospitals, Synovus

David M. Ratcliffe Age: Director since: Principal occupation: Recent business experience: Other directorships:

58

2003

Chairman of the board, president and chief executive officer of the Company

Served as president and chief executive officer of Georgia Power Company from May 1999 until January 2004 and as chairman and chief executive officer of Georgia Power Company from January 2004 until April 2004. He served as executive vice president of the Company from May 1999 until April 2004, and as president of the Company from April 2004 until July 2004, when he assumed his current position.

CSX Corporation, Southern system companies — Alabama Power Company, Georgia Power Company and Southern Power Company

William G. Smith, Jr. Age: Director since: Board committees: Principal occupation: Other directorships:	53 2006 Compensation and Management Succession, Finance Chairman of the board, president and chief executive officer of Capital City Bank Group, Inc. Capital City Bank Group, Inc.

Gerald J. St. Pé Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

67

1995

Compensation and Management Succession (chair), Governance

Former president of Ingalls Shipbuilding and retired executive vice president of Litton Industries

Served as chief operating officer of Northrop-Grumman Ship Systems from August 1999 to November 2001.

Merchants and Marine Bank

Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.
The affirmative vote of a plurality of shares present and entitled to vote is required for the election of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN ITEM NO. 1.
ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for 2007. This appointment is being submitted to stockholders for ratification. Representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM NO. 2.
ITEM NO. 3 — STOCKHOLDER PROPOSAL ON ENVIRONMENTAL REPORT
The Company has been advised that The Sisters of Charity of Saint Elizabeth, P. O. Box 476, Convent Station, New Jersey 07961, holder of 100 shares of Company common stock; American Baptist Home Mission Society of The American Baptist Churches, USA, P. O. Box 851, Valley Forge, Pennsylvania 19482, holder of 1,330 shares of Company common stock; State of Connecticut Retirement Plans & Trust Funds, 55 Elm Street, Hartford, Connecticut 06106, holder of 196,000 shares of Company common stock; and Sisters of St. Dominic of Caldwell New Jersey, 40 South Fullerton Avenue, Montclair, New Jersey 07042, holder of 100 shares of Company common stock, propose to submit the following resolution at the 2007 Annual Meeting of Stockholders.

“Whereas:
“Coal-burning power plants are responsible for 80% of the carbon dioxide (CO2) emissions from all U.S. power plants and Southern Company is the second-largest emitter of CO2, the principal greenhouse gas (GHG) linked to climate change, among U.S. power generators. http://www.nrdc.org/air/pollution/benchmarking/default.asp
“Since 1990, CO2 emissions from U.S. power plants have increased by 27%. Moreover, the global rate of GHG emissions from burning fossil fuels increased four-fold between 2000 and 2005 (Financial Times 11/10/06).
“Levels of CO2, which persists in the atmosphere for over 100 years, are now higher than anytime in the past 400,000 years and they will continue to rise as long as emissions from human activities continue.
“In order to avoid the most damaging effects of climate change, scientists urge that global CO2 emissions be kept at 2004 levels for the next 50 years through a combination of measures, including conservation, energy efficiency, switching to cleaner fuels and new low-carbon technologies. http://fire.pppl.gov/energy_socolow_081304.pdf
“Claude Mandil, Executive Director of the International Energy Agency, noted that ‘...the benefits of strong, early action on climate change outweigh the costs. That conclusion is one that the IEA fully endorses — notably in its World Energy Outlook 2006.’ ‘The world’s energy economy is on a pathway that is plainly not sustainable’ (FT Energy Special 10/20/06).
“While CO2 is not now regulated federally, the in-coming chair of the Senate environmental committee has indicated that California’s new law requiring a 25% reduction in total CO2 emissions by 2020 will be a model for federal legislation. (AP 11/9/06)
“Shareholders desire to understand how well our company would be prepared to operate under mandatory 25% CO2 emissions reduction mandates, were such carbon constraints enacted by the U.S. Congress.
“AEP, the nation’s largest electric generator, Entergy and Exelon have set total GHG emissions reduction targets. Duke Energy, Exelon, and several other major U.S. corporations have also publicly endorsed adoption of federal policy to limit CO2 emissions as a way to provide economic and regulatory certainty needed for major investments in our energy future.
“Southern Company however, opposes mandatory regulation of CO2 and other GHG emissions in favor of voluntary action. While our company has added cleaner coal burning capacity, is investing in renewable energy and has reduced the intensity of its CO2 emissions, it has yet to adopt a voluntary reduction goal for its total CO2 emissions. (Southern Company Response to CDP4) http://www.cdproject.net/online_response.asp?cid=1269&id=4&exp=10desc=Electric+Utility&letter=S
“RESOLVED: Shareholders request that the Board of Directors report to shareholders actions the company would need to take to reduce total CO2 emissions, including quantitative goals for existing and proposed plants based on current and emerging technologies, by September 20, 2007. Such report shall omit proprietary information and be prepared at reasonable cost.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM NO. 3 FOR THE FOLLOWING REASONS:
The Company issued in 2005 the Environmental Assessment: Report to Shareholders, outlining options and actions the Company is taking with regard to CO2 and other emissions, including an extensive review of CO2 price scenarios; issued in 2006 its Corporate Responsibility Report, which included data on CO2 emissions and actions being undertaken to address those emissions; and in April 2007, issued a report Climate Change — A Summary of Southern Company Actions, on specific current and long-term activities to address CO2 emissions. All these reports are available either through the Company’s external website at www.southerncompany.com or by contacting Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308 and requesting a copy.
The vote needed to pass the proposed stockholders’ resolution is a majority of the shares represented at the meeting and entitled to vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM NO. 3.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting, including disclosure controls and procedures, and for preparing the Company’s consolidated financial statements. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements of the Company and its subsidiaries and management’s report on the Company’s internal control over financial reporting in the Annual Report to stockholders with management. The Committee also reviews the Company’s quarterly and annual reporting on Forms 10-Q and 10-K prior to filing with the SEC. The Committee’s review process includes discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.
The independent registered public accounting firm is responsible for expressing opinions on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States and on the conformity of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting with the criteria established in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Committee reviewed with the independent registered public accounting firm, the firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC and the New York Stock Exchange corporate governance rules. In addition, the Committee has discussed with the independent registered public accounting firm its independence from management and the Company including the matters in the written disclosures made under Rule 3600T of the PCAOB, which, on an interim basis, has adopted Independence Standards Board No. 1, “Independence Discussions with Audit Committees.” The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence.
The Committee discussed the overall scopes and plans with the Company’s internal auditors and independent registered public accounting firm for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm with and without management present, to discuss the results of their audits, evaluations by management and the independent registered public accounting firm of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Committee also meets privately with the Company’s compliance officer. The Committee held 10 meetings during 2006.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and filed with the SEC. The Committee also reappointed Deloitte & Touche as the Company’s independent registered public accounting firm for 2007. Stockholders will be asked to ratify that selection at the Annual Meeting of Stockholders.
Members of the Committee:

J. Neal Purcell, Chair
Juanita Powell Baranco
Francis S. Blake
Zack T. Pate

PRINCIPAL ACCOUNTING FIRM FEES
The following represents the fees billed to the Company for the last two fiscal years by Deloitte & Touche — the Company’s principal independent registered public accounting firm:

	2006	2005

	(In thousands)
Audit Fees(a)	$12,994	$12,270
Audit-Related Fees(b)	673	410
Tax Fees(c)	90	117
All Other Fees	0	0

Total	$13,757	$12,797

(a)	Includes services performed in connection with financing transactions

(b)	Includes benefit plan and other non-statutory audit services and accounting consultations in both 2006 and 2005

(c)	Includes review services in connection with the consolidated federal tax return and tax compliance licensing and training costs
The Audit Committee has adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services (see Appendix A) that includes requirements for the Audit Committee to pre-approve services provided by Deloitte & Touche. This policy was initially adopted in July 2002 and since that time, all services included in the chart above have been pre-approved by the Audit Committee.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (the “CD&A”) and elsewhere in this Proxy Statement, references to the “Compensation Committee” are to the Compensation and Management Succession Committee of the Company’s Board of Directors.
GUIDING PRINCIPLES AND POLICIES
The Company’s executive compensation program is based on a philosophy that total executive compensation must be competitive with the companies in our industry, must be tied to and motivate our executives to meet our short- and long-term performance goals and must foster and encourage alignment of executive interests with the interests of our stockholders and our customers. The program generally is designed to motivate all employees, including executives, and to achieve operational excellence while maintaining a safe work environment.
Our executive compensation program places significant focus on rewarding performance. The program is performance-based in several respects:

•	Our actual earnings per share (“EPS”) and business unit performance, which includes return on equity (“ROE”) or net income, compared to target performance levels established early in the year, determine the ultimate short-term (annual) incentive payouts.

•	Company common stock price changes result in higher or lower ultimate values of stock options.

•	Our dividend payout and total shareholder return (“TSR”) compared to those of our industry peers lead to higher or lower payouts under the Performance Dividend Program (the “PDP”).
In support of our performance-based pay philosophy, we have no employment contracts with our named executive officers or guaranteed severance, except upon a change in control (“CIC”), and no pay is conditioned solely upon continued employment with any of the named executive officers, other than base salary.
Our pay-for-performance principles apply not only to the named executive officers, but to thousands of employees. Our short-term incentive program covers nearly all of our 26,000 employees and our CIC protection program covers all employees not part of a collective bargaining unit. Our stock options and PDP cover approximately 5,800 employees. These programs engage our people in our business, which ultimately is good not only for them, but for our customers and our stockholders.

OVERVIEW OF EXECUTIVE COMPENSATION COMPONENTS
Our executive compensation program is composed of several elements, each of which plays a different role. The table below discusses the intended role of each material pay element, what it rewards and why the Company uses it. Following the table is additional information that describes how the Company made 2006 pay decisions.

Intended Role and What the Element
	Rewards	Why We Use the Element
Pay Element

Base Salary	Base salary is pay for competence in the executive role, with a focus on scope of responsibilities.	• Market practice. • Provides a threshold level of cash compensation for job performance.

Short-Term Incentive	The Company’s Performance Pay Program (the “PPP”) rewards achievement of operational, EPS and business unit financial goals.	• Market practice. • Focuses attention on achievement of short-term goals that ultimately works to fulfill our mission to customers and lead to increased stockholder value in the long term.

Long-Term Incentive: Stock Options	Stock options reward price increases in the Company’s common stock over the market price on date of grant, over a 10-year term.	• Represents performance-based compensation. • Aligns executives’ interests with those of stockholders.

Long-Term Incentive: PDP	The PDP provides cash compensation dependent on the number of stock options held at year-end, the Company’s declared dividends during the year and four-year TSR versus industry peers.
• Performance-based compensation.
• Enhances the value of stock options and focuses executives on maintaining a significant dividend yield for stockholders.
• Aligns executives’ interests with stockholder interests since payouts are dependent on performance, defined as our stock performance versus industry peers.
• Competitive market practice.

Retirement Benefits
• The Southern Company Deferred Compensation Plan (the “DCP”) provides the opportunity to defer to future years all or part of base salary and bonus in either a prime interest rate or Company common stock account.
• Executives participate in employee benefit plans available to all employees of the Company, including a 401(k) savings plan and the Southern Company Pension Plan (the “Pension Plan”).
• The Supplemental Benefit Plan (the “SBP”) counts pay ineligible to be counted under the Pension Plan and the 401(k) plan due to Internal Revenue Service rules, including deferred salary.
• The Supplemental Executive Retirement Plan (the “SERP”) counts short-term incentive pay above 15% of base salary for pension purposes.

• The DCP is a cost-effective method of providing additional cash flow to the Company while enhancing the retirement savings of executives.
• The purpose of the SBP and the SERP is to eliminate the effect of tax limitations on the payment of retirement benefits.
• Represents market practice for companies in our peer group and generally.

Intended Role and What the Element
Pay Element	Rewards	Why We Use the Element

Perquisites and Other Personal Benefits
• Personal financial planning maximizes the perceived value of our executive compensation program to executives and allows executives to focus on Company operations.
• Home security systems lower our risk of harm to executives.
• Club memberships are provided primarily for business use.
• Limited personal use of Company aircraft allows the CEO to meet both his business and personal commitments.
Perquisites benefit both the Company and executives, at low cost to us.

Post-Termination Pay	CIC agreements provide severance pay, accelerated vesting and payment of short- and long-term incentive awards upon a CIC of the Company coupled with involuntary termination not for “Cause” or a voluntary termination for “Good Reason.”
• Providing protections to senior executives upon a CIC minimizes disruption during a pending or anticipated CIC.
• Payment and vesting occur only upon the occurrence of both an actual CIC and loss of the executive’s position.

MARKET DATA
For the named executive officers, the Compensation Committee reviews compensation data from electric and gas utilities. The data is developed and analyzed by Hewitt Associates, the compensation consultant retained by the Compensation Committee. The companies included each year in the primary peer group are those whose data is available through the consultant’s database. Those companies are drawn from this list of regulated utilities of $2 billion in revenues and up. Proxy data for the entire list of companies below also is used.

Allegheny Energy, Inc.
Alliant Energy Corporation
Ameren Corporation
American Electric Power Company, Inc.
CenterPoint Energy, Inc.
Cinergy Corp.
CMS Energy Corporation
Consolidated Edison, Inc.
Constellation Energy Group, Inc.
Dominion Resources Inc.	DTE Energy Company
Duke Energy Corporation
Edison International
Energy East Corporation
Entergy Corporation
Exelon Corporation
FirstEnergy Corp.
FPL Group, Inc.
Great Plains Energy Incorporated
Hawaiian Electric Industries, Inc.	KeySpan Corporation NiSource Inc. Northeast Utilities NSTAR OGE Energy Corp. Pepco Holdings, Inc. PG&E Corporation Pinnacle West Capital Corporation PNM Resources, Inc. PPL Corporation	Progress Energy, Inc.
Public Service Enterprise Group Incorporation
Puget Energy, Inc.
SCANA Corporation
Sempra Energy
Sierra Pacific Resources
TECO Energy, Inc.
TXU Corp.
Wisconsin Energy Corporation
WPS Resources Corporation
Xcel Energy Inc.

The Company is one of the largest U.S. utility companies in revenues and market capitalization, and its largest business units are some of the largest in the industry as well. For that reason, the consultant size-adjusts the market data in order to fit it to the scope of our business.
In using market data, market is defined as the size-adjusted 50th percentile of the data, with a focus on pay opportunities at target performance (rather than actual plan payouts). We provide pay opportunities (base salary, target PPP payouts, stock option awards and target PDP payouts) at market and design our incentive plans to pay significantly more or less than the target amount when actual performance is above or below target performance levels. As a result, our plans are designed to result in payouts that are market-appropriate given our performance for that year or period.

The Company does not target a specified weight for base salary or short-term or long-term incentives as a percent of total compensation, nor did amounts realizable from prior compensation serve to increase or decrease 2006 compensation amounts. The competitive posture of one element of pay affects the targeted competitive posture of other elements such that total compensation opportunities for senior management as a group are managed to be at the median of the market for companies our size and in our industry. The market data influenced executive officer base salary and incentive opportunities as follows for 2006:

•	Base salaries for senior executives were targeted at market, though individual salaries may be above or below that level for reasons of time in position, criticality to the business or individual performance.

•	Target PPP opportunities were somewhat higher than market because in 2000, a long-term incentive plan (the Productivity Improvement Plan) was terminated and its award opportunities folded in with PPP. Target opportunities are set at a percentage of base salary.

•	To counterbalance the above-market PPP opportunities, stock option award sizes were set to be somewhat below market after taking into account the related PDP opportunity.
For purposes of comparing the value of our program to the market data, stock options are valued at 15%, and PDP targets at 10%, of the average daily stock price for the year preceding the grant, both of which represent risk-adjusted present values on the date of grant and are consistent with the methodologies used to develop the market data. For the 2006 grant of stock options and the PDP targets established for the 2006 – 2009 performance period, this value was $8.53 per stock option granted. The stock option value used for market data comparisons exceeds the value reported in the Grants of Plan-Based Awards Table because it assumes that the options are held for their full 10-year term. The Black-Scholes value reported in the table uses historical holding period averages of approximately five years.

•	As discussed above, the Compensation Committee targets total compensation opportunities for senior executives as a group at market. Therefore, some senior executives may be paid somewhat above and others somewhat below market. This practice allows for minor differentiation based on time in the position, individual performance and internal equity. The average total target compensation opportunities for the named executive officers for 2006 were two percent above the market data described above.

•	In 2004, the Compensation Committee received a detailed comparison of our executive benefits program to the benefits of a group of other large utilities and general industry companies. The results indicated that the Company’s executive benefits program was slightly below market.
DESCRIPTION OF KEY COMPENSATION COMPONENTS
2006 Base Salary
Base salaries for each of the named executive officers for 2006 were recommended for the Compensation Committee’s approval by Mr. Ratcliffe, except for his own salary. Those recommendations took the market data into account, as well as the need to retain an experienced team, internal equity, time in position and individual performance. This included the degree of competence and initiative exhibited and the individual’s relative contribution to the results of operations in prior years. The Compensation Committee approved the recommended salaries in 2006.
Mr. Ratcliffe’s 2006 base salary was set by the Compensation Committee and was influenced by the above-described market data and Mr. Ratcliffe’s performance and time in position.
2006 Incentive Compensation
Achieving Operational and Financial Goals — Our Guiding Principle for Incentive Compensation
Our number one priority is to provide our customers outstanding reliability and superior service at low prices while achieving a level of financial performance that benefits our stockholders in the short and long term.

In 2006, we strove for and rewarded:

•	Continued industry-leading reliability and customer satisfaction, while maintaining our low retail prices relative to the national average; and

•	Meeting increased energy demand with the best economic and environmental choices.
In 2006, we also focused on and rewarded:

•	EPS Growth — A continuation of growing EPS an average of five percent per year from a base, excluding synfuel earnings, established in 2002. The target goal shown below is five percent greater than the goal established for 2005.

•	ROE in the top quartile of comparable electric utilities.

•	Dividend Growth.

•	Long-term, risk-adjusted TSR.

•	Financial Integrity — An attractive risk-adjusted return, sound financial policy and a stable ‘A’ credit rating.
The incentive compensation program is designed to encourage the Company to achieve these goals.
Mr. Ratcliffe, with the assistance of our Human Resources staff, recommends to the Compensation Committee program design and award amounts for senior executives.
2006 PPP
Program Design
PPP is the Company’s annual cash incentive plan. Most employees of the Company are participants, including the named executive officers, a total of about 26,000 participants.
The performance measured by the program uses goals set at the beginning of each year by the Compensation Committee.
An illustration of the PPP goal structure for 2006 is provided below.

•	Operational goals for 2006 were safety, customer service, plant availability, transmission and distribution system reliability, inclusion and capital expenditures. Each of these operational goals is explained in more detail under Goal Details below. The result of all operational goals is averaged and multiplied by the bonus impact of the EPS and business unit financial goals. The amount for each goal can range from 0.90 to 1.10, or 0 if a threshold performance level is not achieved as more fully described below. The level of achievement for each operational goal is determined and the results are averaged. Each of our business units has operational goals. For Messrs. Garrett and McCrary, the PPP payout is adjusted up or down based on the operational goal results for Georgia Power Company and Alabama Power Company, respectively. For Messrs. Ratcliffe and Fanning, it is calculated using the corporate-wide weighted average of the operational goal results. For Mr. Bowers, it is calculated using the operational goal results for our generation business unit.

•	EPS is weighted at 50% of the financial goals. EPS is defined as earnings from continuing operations divided by average shares outstanding during the year, excluding synthetic fuel earnings (“synfuel earnings”). The EPS performance measure is applicable to all participants in the PPP, including the named executive officers.

•	Business Unit Financial Performance is weighted at 50% of the financial goals. For our traditional utility operating companies (Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company), the business unit financial performance goal is ROE, which is defined as the operating company’s net income divided by average equity for the year. For our other business units, we establish financial performance measures that are tailored to each business unit.

For Messrs. Garrett and McCrary, their PPP payout is calculated using the ROE for Georgia Power Company and Alabama Power Company, respectively. For Messrs. Ratcliffe and Fanning, it is calculated using a corporate-wide weighted average of all the business unit financial performance goals, including primarily the operating companies’ ROE. And, for Mr. Bowers, his business unit financial performance measure is weighed one-half the corporate-wide weighted average and one-half the financial performance measure for our generation business unit.

•	In addition, superior individual performance can increase an individual’s payout by up to 10% of base salary, at the discretion of the Compensation Committee.
The Compensation Committee may make adjustments, both positive and negative, to goal achievement for purposes of determining payouts. Such adjustments include the impact of items considered one time or outside of normal operations or not anticipated in the business plan when the earnings goal was established and of sufficient magnitude to warrant recognition. For the payout based on 2006 performance, adjustments were made as described below under the heading 2006 Achievement. The maximum effect of these adjustments for any of the named executive officers was less than five percent.
Under the terms of the program, no payout can be made if the Company’s current earnings are not sufficient to fund the Company’s common stock dividend at the same level as the prior year.
Goal Details
Operational Goals:
Customer Service — The Company uses customer satisfaction surveys to evaluate the Company’s performance. The survey results provide an overall ranking for each operating company, as well as a ranking for each customer segment: residential, commercial and industrial.
Reliability — Transmission and distribution system reliability performance is measured by the frequency and duration of outages. Performance targets for reliability are set internally based on historical performance, expected weather conditions and expected capital expenditures.
Availability — Peak season equivalent forced outage rate is an indicator of fossil/hydro plant availability and efficient generation fleet operations during the months when generation needs are greatest. The rate is calculated by dividing the number of hours of forced outages by total generation hours.
Safety — The Company’s Target Zero program is focused on continuous improvement in having a safe work environment. The performance is measured by the Occupational Safety and Health Administration recordable incident rate.
Inclusion/ Diversity — The Company’s inclusion program seeks to improve its inclusive workplace. This goal includes measures for work environment (employee satisfaction survey), representation of minorities and females in leadership roles and supplier diversity.
Capital expenditures — We aim to manage capital expenditures to meet customer commitments without sacrificing financial integrity.
Southern Company capital expenditures “gate” or threshold goal — We strive to manage total capital expenditures for the participating business units at or below $2.7 billion for 2006, excluding nuclear fuel. If the capital expenditure target is exceeded, total operational goal performance is capped at 0.90 for all business units, regardless of the actual operational goal results. Adjustments to the goal may occur due to significant events not anticipated in the business plan established early in 2006, such as acquisitions or disposition of assets, new capital projects and other events.
The range of performance levels established for the operational goals are detailed below.

	Customer
Level of Performance	Service	Reliability	Availability	Safety	Inclusion	Capital

Maximum (1.10)	Top Quartile	Improve historical performance	2.00%	1.25	Significant improvement	Below budget

Target (1.00)	2nd quartile	Maintain historical performance	2.75%	1.75	Improve	Slightly above budget

Threshold (0.90)	3rd quartile	Below historical performance	3.75%	2.50	Below expectations	Above budget

0 Trigger	4th quartile	Significant issues	6.00%	>2.50	Significant issues	See gate goal

EPS and Business Unit Financial Performance:
The range of EPS and business unit financial performance goals for 2006 is shown below. ROE goals vary from the allowed retail ROE range due to state regulatory accounting requirements, wholesale activities, other non-jurisdictional revenues and expenses and other activities not subject to state regulation.

		Business Unit Performance				Payout Below
					Payout Factor at	Threshold for
			Net Income		Highest Level of	Operational
	EPS Excluding		(Southern	Payout	Operational Goal	Goal
Level of Performance	Synfuel Earnings	ROE	Generation Only)	Factor	Achievement	Achievement

Maximum	$2.11	14.25%	$310 million	2.00	2.20	0

Target	$2.055	13.25%	$285 million	1.00	1.10	0

Threshold	$1.97	10.50%	$226 million	0.25	0.275	0

Below threshold	<$1.97	<10.50%	< $226 million	0	0	0

2006 Achievement
Each named executive officer had a target PPP opportunity set by the Compensation Committee at the beginning of 2006. Targets are set as a percentage of base salary. Mr. Ratcliffe’s target was set at 100%. For Messrs. Fanning, Garrett and McCrary, it was set at 75% and for Mr. Bowers it was set at 60%. Actual PPP payouts were developed by adding the payouts derived from EPS and business unit financial performance goal achievement for 2006 and multiplying that sum by the result of the operational goal achievement. The gate goal target was not exceeded and therefore had no impact on payouts. Actual 2006 goal achievement is shown in the table below.

					Business Unit	Total Weighted
	Operational	EPS,	EPS Goal		Financial	Business Unit
	Goal	Excluding	Performance		Performance	Financial	Total PPP
	Multiplier	Synfuel	Factor	Business Unit	Factor	Performance	Factor
Name	(A)	Earnings	(50% Weight)	Financial Performance	(50% Weight)	Factor (B)	(A x B)

D. M. Ratcliffe	1.08	$2.10	1.84	Corporate average	1.53	1.68	1.82

T. A. Fanning	1.08	$2.10	1.84	Corporate average	1.53	1.68	1.82

M. D. Garrett	1.08	$2.10	1.84	14.02% ROE	1.77	1.80	1.95

C.D. McCrary	1.09	$2.10	1.84	13.31% ROE	1.06	1.45	1.58

W. P. Bowers	1.09	$2.10	1.84	$305 million net income and corporate average	1.68	1.76	1.92

Note that the Total PPP Factor may vary from the Total Weighted Performance multiplied by the operational goal multiplier due to rounding. To calculate a PPP payout, the target opportunity (PPP target times base salary) is multiplied by the Total PPP Factor.
PPP payouts were determined using EPS and ROE performance results that differ somewhat from the results reported in Company’s financial statements in the Company’s 2006 Annual Report to Stockholders (the “Financial Statements”). These differences are described below.
EPS excluding synfuel earnings — The Company’s synthetic fuel investments generate tax credits as a result of synthetic fuel production. Due to higher oil prices in 2006, such tax credits were partially phased out and one synfuel investment was terminated. As a result, the Company’s synthetic fuel investments did not contribute significantly to earnings and EPS during 2006. These tax credits will no longer be available after December 31, 2007. Company management uses EPS, excluding synfuel earnings, to evaluate the performance of the Company’s ongoing business activities. We believe the presentation of earnings and EPS, excluding the results of the synthetic fuel investments, also is useful for investors because it provides additional information for purposes of comparing our performance for such periods. For 2006, reported EPS was $2.12 per share including synfuel earnings, and $2.10 per share excluding synfuel earnings. As established by the Compensation Committee in early 2006, the PPP goal for 2006 measured the EPS performance, excluding synfuel earnings.
ROE adjustments — The following adjustments were made to the business unit ROE goal performance due to system decisions that should not impact the employees of the affected business units.
Alabama Power Company — The 2006 reported ROE was 13.23%. ROE performance for PPP was 13.31%, due to an adjustment approved by the Compensation Committee to exclude the impact of New Source Review litigation that was settled during 2006. (See Note 3 to the Financial Statements for more information about the New Source Review settlement.)
Georgia Power Company — The 2006 reported ROE was 13.80%. ROE performance for PPP was 14.02%, due to an adjustment made to mitigate the ROE impact of the merger of Georgia Power Company and Savannah Electric and Power Company during 2006. This adjustment was approved by the Compensation Committee at the time the ROE goal for Georgia Power Company was established.

Pursuant to its discretion mentioned above, for superior individual performance in 2006, the Compensation Committee increased the payout for Messrs. Garrett and Bowers by five percent of their base salaries. The actual amount of this additional payout is reported in the Bonus column in the Summary Compensation Table.
Stock Options
Stock options are granted annually and were granted in 2006 to the named executive officers and about 5,800 other employees. Options have a 10-year term, vest over a three-year period, fully vest upon retirement or termination of employment following a CIC and expire at the earlier of five years from the date of retirement or the end of the 10-year term.
Stock option award sizes for 2006 were calculated using guidelines set as a dollar amount (for Mr. Ratcliffe) or a percent of base salary (for the other named executive officers). These guidelines, for all but Mr. Ratcliffe, are kept stable from year to year unless the market data indicates a clear need to change them. Mr. Ratcliffe’s guideline is reset by the Compensation Committee each year in their deliberations regarding his total pay package and is adjusted as necessary to remain competitive with the market data for total target compensation. In 2006, the dollar amount was approximately five percent greater than the amount in 2005.
The number of options granted is the guideline amount divided by the Company’s average daily stock price for the year preceding the grant. This is done to mitigate volatility in the number of options granted and to provide a standard formula used to determine the size of quarterly new-hire grants.
PDP
All option holders (about 5,800 employees), including the named executive officers, can receive performance-based dividend equivalents on stock options held at the end of the year. Dividend equivalents can range from 0% to 100% of our common stock dividend paid during the year per option held at the end of the year. Actual payout will depend on our TSR over a four-year performance measurement period compared to a group of other electric and gas utility companies. The peer group is determined at the beginning of each four-year performance period.
TSR is calculated by measuring the ending value of a hypothetical $100 invested in each company’s common stock at the beginning of each of 16 quarters.
No PDP amounts are paid if the Company’s earnings are not sufficient to fund a common stock dividend at least equal to that paid in the prior year.
2003-2006 Payout
The peer group used to determine the payout for the 2003-2006 performance measurement period was made up of utilities with revenues of $2 billion or more with regulated revenues of 70% or more. Those companies are listed below.

Allegheny Energy, Inc.	Exelon Corporation	Progress Energy, Inc.
Alliant Energy Corporation	FirstEnergy Corporation	Public Service Enterprise Group
Ameren Corporation	FPL Group, Inc.	Incorporated
American Electric Power Company, Inc.	NiSource Inc.	Puget Energy, Inc.
Avista Corporation	Northeast Utilities	SCANA Corporation
Cinergy Corp.	NorthWestern Corporation	Sempra Energy
Consolidated Edison, Inc.	NSTAR	Sierra Pacific Resources
DTE Energy Company	OGE Energy Corp.	Westar Energy, Inc.
Energy East Corporation	Pepco Holdings, Inc.	Wisconsin Energy Corporation
Entergy Corporation	Pinnacle West Capital Corporation	Xcel Energy Inc.

The scale below determined the percent of the full year’s dividend paid on each option held at December 31, 2006 based on performance during 2003-2006. Payout for performance between points was interpolated on a straight-line basis.

Payout (% of A Full
Performance vs. Peer Group	Year’s Dividend Paid)

90th percentile or higher	100%

50th percentile	50%

10th percentile or lower	0%

The above payout scale, when established in 2003, paid 25% of the dividend at the 30th percentile and zero below that. The scale was extended to the 10th percentile on a straight-line basis by the Compensation Committee in October 2005 in order to avoid the earnings volatility and employee relations issues that the payout cliff created. (About 5,800 employees receive PDP awards.)
TSR was calculated by measuring the ending value of a hypothetical $100 invested in each company’s stock at the beginning of each of 16 quarters.
For tax purposes, the Compensation Committee approved a scale of two times the scale shown above (as originally established) and used negative discretion to arrive at a payout commensurate with the scale shown.
The Company’s TSR performance during the four-year period ending with 2006 was the 32nd percentile, resulting in a payout of 27.5% of the full year’s dividend, or $0.42. This figure was multiplied by each named executive officer’s outstanding stock options at December 31, 2006 to calculate the payout under the program. The amount paid is included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
2006-2009 Opportunity
The peer group for the period 2006-2009 is made up of utility companies with revenues of $1.2 billion or more with regulated revenues of approximately 60% or more. Those companies are listed below.
The guideline used to establish the peer group for the 2003-2006 performance measurement period was somewhat different from that used in 2006 to establish the peer group for the 2006-2009 performance measurement period. The guideline for inclusion in the peer group is reevaluated annually as needed to assist in identifying 25 to 30 companies similar to the Company. While the guideline does vary somewhat, 22 of the 29 companies in the peer group for the 2003-2006 performance measurement period also were in the peer group established for the 2006-2009 period.

Allegheny Energy, Inc.	Edison International	PG&E Corporation
Alliant Energy Corporation	Energy East Corporation	Pinnacle West Capital Corporation
Ameren Corporation	Entergy Corporation	Progress Energy, Inc.
American Electric Power Company, Inc.	Exelon Corporation	Puget Energy, Inc.
Aquila, Inc.	FPL Group, Inc.	SCANA Corporation
Centerpoint Energy, Inc.	KeySpan Corporation	Sempra Energy
Cinergy Corp.	NiSource Inc.	Sierra Pacific Resources
CMS Energy Corporation	Northeast Utilities	Westar Energy, Inc.
Consolidated Edison, Inc.	NSTAR	Wisconsin Energy Corporation
DPL Inc.	Pepco Holdings, Inc.	Xcel Energy Inc.

The scale below will determine the percent of the full year’s dividend paid on each option held at December 31, 2009, based on performance during 2006-2009. Payout for performance between points is interpolated on a straight-line basis.

Payout (% of a Full
Performance vs. Peer Group	Year’s Dividend Paid)

90th percentile or higher	100%

50th percentile	50%

10th percentile or lower	0%

See the Grants of Plan-Based Awards Table and the accompanying information following it for more information about threshold, target and maximum payout opportunities for the 2006-2009 PDP.
Timing of Incentive Compensation
As discussed above, EPS and business unit financial performance goals for the 2006 PPP were established at the February 2006 Compensation Committee meeting. Annual stock option grants also were made at that meeting. The establishment of incentive compensation goals and the granting of stock options were not timed with the release of non-public material information. This procedure was consistent with prior practices. Stock option grants are made to new hires or newly-eligible participants on preset, regular quarterly dates that were approved by the Compensation Committee. The exercise price of options granted to employees in 2006, and in all prior years, was the average of the high and low market price of our common stock on the date of grant. Beginning with the grant made in February 2007, the exercise price is or will be no lower than the closing market price on the date of grant. The date of grant is the date the Compensation Committee approved the stock option awards or the last trading day prior to the approval date if the New York Stock Exchange is closed on the approval date.
Post-Employment Compensation
As mentioned above, we provide certain post-employment compensation to employees, including the named executive officers.
Retirement Benefits
Generally, all full-time employees of the Company, including the named executive officers, participate in our funded Pension Plan after completing one year of service. Normal retirement benefits become payable when participants both attain age 65 and complete five years of participation. We also provide unfunded benefits that count salary and short-term incentive pay that is ineligible to be counted under the Pension Plan. (These plans are the SBP and the SERP that are mentioned in the chart above.) See the Pension Benefits Table and the information accompanying it for more information about pension-related benefits.
The Company also provides the DCP which is an unfunded plan that permits participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement, disability, death or other separation from service. Up to 50% of base salary and up to 100% of PPP and PDP may be deferred, at the election of eligible employees. All of the named executive officers are eligible to participate in the DCP. See the Nonqualified Deferred Compensation Table and the information accompanying it for more for more information about the DCP.
CIC Protections
Providing certain protections to senior executives upon a CIC allows them to negotiate aggressively with a prospective purchaser. Providing such protections to our employees in general minimizes disruption during a pending or anticipated CIC. For all participants, payment and vesting occur only upon the occurrence of both a true CIC and loss of the individual’s position.
CIC protections, including severance pay and, in some situations, vesting or payment of long-term incentive awards, are provided upon a CIC of the Company coupled with an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” This means there is a “double trigger” before severance benefits are paid; i.e., there must be both a CIC and a termination of employment.

More information about post-employment compensation, including severance arrangements under our CIC program, is included in the section entitled Potential Payments upon Termination or Change in Control.
Executive Stock Ownership Requirements
Effective January 1, 2006, the Compensation Committee adopted stock ownership requirements for officers of the Company and its subsidiaries that are in a position of Vice President or above. All of the named executive officers are covered by the requirements. The guidelines were implemented to further align the interest of officers and stockholders by promoting a long-term focus and long-term share ownership.
The types of ownership arrangements counted toward the requirements are shares owned outright, those held in Company-sponsored plans and Company stock accounts in the DCP and SBP. One-third of vested Company stock options may be counted, but if so, the ownership target is doubled.
The requirements are expressed as a multiple of base salary as per the table below.

	Multiple of Salary without	Multiple of Salary Counting
Name	Counting Stock Options	1/3 of Vested Options

D. M. Ratcliffe	5 Times	10 Times

T. A Fanning	3 Times	6 Times

C. D. McCrary	3 Times	6 Times

M. D. Garrett	3 Times	6 Times

W. P. Bowers	3 Times	6 Times

Current officers have until September 30, 2011 to meet the applicable ownership requirement. Newly-elected officers will have five years to meet the applicable ownership requirement.
Impact of Accounting and Tax Treatments on Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deductibility of each named executive officer’s compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code and that has been approved by stockholders. The Company has obtained stockholder approval of the Omnibus Incentive Compensation Plan, under which all of our incentive compensation is paid. For tax purposes, in order to ensure that PPP and PDP payouts are fully deductible under Section 162(m) of the Code, the Compensation Committee approved in February 2006 a formula that represented a maximum PPP amount payable (defined as 0.6% of the Company’s net income) and the maximum 2006-2009 PDP amount payable (also defined as 0.6% of the Company’s net income). In 2006, the Compensation Committee used (for PPP), or will use (for PDP), negative discretion from those amounts to determine the actual payouts pursuant to the methodologies described above.
Because our policy is to maximize long-term stockholder value, as described fully in this CD&A, tax deductibility is not the only factor considered in setting compensation.
Policy on Recovery of Awards
The Company’s 2006 Omnibus Incentive Compensation Plan provides that, if the Company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct, and if an executive knowingly or grossly negligently engaged in or failed to prevent the misconduct or is subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the executive will reimburse the Company the amount of any payment in settlement of awards earned or accrued during the 12-month period following the first public issuance or filing that was restated.
Company Policy Regarding Hedging the Economic Risk of Stock Ownership
The Company’s policy is that insiders, including outside directors, will not trade in Company options on the options market and will not engage in short sales.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

The Compensation Committee met with management to review and discuss the CD&A. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K covering the 2006 fiscal year and in this proxy statement. The Board of Directors approved that recommendation.
Members of the Committee:
Gerald J. St. Pé, Chair
Thomas F. Chapman
Donald M. James
William G. Smith, Jr.

SUMMARY COMPENSATION TABLE FOR 2006

The Summary Compensation Table shows the amount and type of compensation received or earned in 2006 for the Chief Executive Officer, the Chief Financial Officer and the next three most highly-paid executive officers of the Company. Collectively, these five officers are referred to as the “named executive officers.”

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

David M. Ratcliffe	2006	1,028,471	—	—	2,152,767	2,563,680	2,036,219	73,127	7,854,264
Chairman, President & CEO

Thomas A. Fanning	2006	583,011	—	—	551,320	939,527	357,950	43,041	2,474,849
Executive Vice President, CFO & Treasurer

Michael D. Garrett	2006	575,100	29,288	—	391,843	967,002	880,636	47,183	2,891,052
President, Georgia Power Company

Charles D. McCrary	2006	609,407	—	—	411,589	900,736	203,672	55,606	2,181,010
President, Alabama Power Company

W. Paul Bowers	2006	480,371	24,249	—	465,036	674,784	140,705	38,201	1,823,346
President, Southern Company Generation

Column (d)
The amounts reported in this column were for individual performance during 2006 by Messrs. Garrett and Bowers. These amounts were not based on achievement of pre-determined performance goals. Please see the CD&A for more information about the Compensation Committee’s discretion to make awards of up to 10% of an individual’s base salary. Payouts under the Company’s short- and long-term incentive compensation programs (PPP and PDP) are reported in column (g).
Column (e)
No equity-based compensation has been awarded to the named executive officers, or any other employees of the Company, other than Stock Option Awards which are reported in column (f).
Column (f)
This column reports the dollar amounts recognized for financial statement reporting purposes with respect to 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”) disregarding any estimates of forfeitures relating to service-based vesting conditions. The assumptions used in calculating these amounts are discussed in Note 1 to the Financial Statements.

For Messrs. Ratcliffe, Garrett and McCrary, the amounts shown equal the grant date fair value for the 2006 options granted in 2006, as reported in the Grants of Plan-Based Awards Table, because these named executive officers have been retirement eligible for several years and therefore their options will vest in full upon termination. Accordingly, under FAS 123R, the full grant date fair value of their option awards is expensed in the year of grant. However, for Messrs. Fanning and Bowers, the amount reported reflects the amounts expensed in 2006 attributable to the following stock option grants made in 2006 and in prior years because they were not retirement eligible on the grant dates. Therefore, the grant date fair value for options granted to Messrs. Fanning and Bowers is amortized over the vesting period of each option. The grant date fair value for the grant made in 2006 is reported in the Grants of Plan-Based Awards Table.

	Amount Expensed	Amount Expensed
	in 2006	in 2006
	(T. A. Fanning)	(W. P. Bowers)
Grant Date	($)	($)

2003	6,232	6,801

2004	69,199	56,304

2005	152,829	121,735

2006	323,060	280,196

Total	551,320	465,036

Column (g)
The amounts in this column are the aggregate of the payouts under the PPP and the PDP that are discussed in detail in the CD&A. The amounts paid under each program to the named executive officers are shown below:

	PPP	PDP	Total
Name	($)	($)	($)

D. M. Ratcliffe	1,891,539	672,141	2,563,680

T. A. Fanning	807,777	131,750	939,527

M. D. Garrett	856,660	110,342	967,002

C. D. McCrary	729,090	171,646	900,736

W. P. Bowers	558,708	116,076	674,784

Column (h)
This column reports the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Pension Plan and the supplemental pension plans (collectively, the “Pension Benefits”) that are described more fully following the Pension Benefits Table.
The amounts reported are earned through September 30, 2006 over the comparable amounts computed as of September 30, 2005. September 30 was the measurement date used for the Company’s financial statement reporting purposes for fiscal years 2005 and 2006. For information on the assumptions used to calculate the actuarial present value of accumulated benefits as of September 30, 2006, see the information following the Pension Benefits Table. The amounts computed as of September 30, 2005 used the same assumptions except that the discount rate used was 5.5% per year, the rate used in the Company’s 2005 financial statements, rather than six percent per year. The discount rate change was prompted by the pension accounting standards which require this assumption to be reselected each year based on fixed income investments’ market yields. The assumptions used to calculate the September 30, 2005 values differ from those used to derive pension obligations reported in the 2005 financial statements in one respect: the obligations were calculated assuming that a portion of the pension benefits would be paid out through the purchase of a third-party annuity. That program has been eliminated and annuities were never purchased so that assumption was not used when computing the benefit values above.
This column also reports above-market earnings on deferred compensation. Above-market earnings are defined by the SEC as any amount above 120% of the applicable federal long-term rate as prescribed under Section 1274(d) of the Code.

Under the DCP, eligible employees are permitted to defer up to 50% of their salary and 100% of payments under the PPP or the PDP. The deferred amounts are then treated as if invested in one of two investment options — at the election of the participant. Amounts may be treated as if invested in the Company’s common stock (“Stock Equivalent Account”) or the prime interest rate as published in the Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least 75% of the United States’ largest banks (“Prime Equivalent Account”).
The amounts invested in the Stock Equivalent Account are treated as if dividends are paid and reinvested at the same rate as that paid to the Company’s stockholders. That amount is not considered “above-market” as defined by the SEC.
In 2006, the prime interest rate used in the Prime Equivalent Account exceeded 120% of the applicable long-term rate in effect at the measurement point under the SEC’s rules. Therefore, earnings that exceed the amount calculated at that rate are reported here. The range of interest rates under the Prime Equivalent Account was 7.25% to 8.25% in 2006 and the applicable long-term rate was 7.14%.
The table below itemizes the amounts reported in this column.

		Above-Market
	Change in	Earnings on Deferred
	Pension Value	Compensation	Total
Name	($)	($)	($)

D. M. Ratcliffe	2,002,835	33,384	2,036,219

T. A. Fanning	353,902	4,048	357,950

M. D. Garrett	872,674	7,962	880,636

C. D. McCrary	198,676	4,996	203,672

W. P. Bowers	136,681	4,024	140,705

Column (i)
This column reports the following items: perquisites; tax reimbursements by the Company on certain perquisites; Company contributions in 2006 to the Southern Company Employee Savings Plan (the “ESP”), which is a tax-qualified defined contribution plan intended to meet requirements of Section 401(k) of the Code, and contributions in 2006 under the Southern Company Supplemental Benefit Plan (Non-Pension Related) (the “SBP-N”). The SBP-N is described more fully in the information following the Nonqualified Deferred Compensation Table.
The amounts reported are itemized below.

		Tax
	Perquisites	Reimbursements	ESP	SBP-N	Total
Name	($)	($)	($)	($)	($)

D. M. Ratcliffe	18,419	7,467	9,213	38,028	73,127

T. A. Fanning	11,050	5,335	9,381	17,275	43,041

M. D. Garrett	10,437	10,326	9,900	16,520	47,183

C. D. McCrary	14,673	12,942	8,498	19,493	55,606

W. P. Bowers	7,728	8,528	9,746	12,199	38,201

Description of Perquisites
Personal Financial Planning is provided for most officers of the Company, including all of the named executive officers. The Company pays for the services of the financial planner on behalf of the officers, up to a maximum amount of $7,000 per year, after the initial year that the benefit is first provided. The Company also provides a five-year allowance of $6,000 for estate planning and tax return preparation fees. The full cost paid by the Company in 2006 is reported here.

Home Security Monitoring is provided by the Company’s security personnel. The amount of the benefit reported here represents the incremental cost of the Company-provided monitoring. The incremental cost is the full cost of providing security monitoring at Company-owned facilities and covered employees’ residences divided by the number of security systems monitored.
Personal Use of Company-Provided Club Memberships. The Company provides club memberships to certain officers, including all of the named executive officers. The memberships are provided for business use; however, personal use is permitted. The amount included reflects the pro-rata portion of the membership fees paid by the Company that are attributable to the named executive officers’ personal use. Direct costs associated with any personal use, such as meals, are paid for or reimbursed by the employee and therefore are not included.
Personal Use of Corporate-Owned Aircraft. The Company owns aircraft that are used to facilitate business travel. All flights on Company-owned aircraft must have a business purpose, except Mr. Ratcliffe may use the aircraft for personal travel if approved in advance by a member of the Compensation Committee. In 2006, one personal trip was approved so that he could attend a business meeting in Atlanta and meet a personal commitment later the same day in another city. The amount included reflects the incremental cost of that flight, including the cost of returning the aircraft to its departure location. The amount calculated is based on the variable operating costs to the Company of the specific flight, principally fuel costs. Fixed costs which do not change based on usage, such as pilot salaries and the cost of maintenance not related to the trip, are excluded. Also, if seating is available, the Company permits a spouse or other family member to accompany an employee on a flight. However, because in such cases the aircraft is being used for a business purpose, there is no incremental cost associated with the spousal travel and no amounts are included for such travel. Any additional expenses incurred that are related to spousal travel, are included.
Other Miscellaneous Perquisites. The amount included reflects the full cost to the Company of providing the following items: personal use of Company-provided tickets for sporting and other entertainment events and gifts distributed to and activities provided to attendees at Company-sponsored events.

GRANTS OF PLAN-BASED AWARDS MADE IN 2006

The Grants of Plan-Based Awards Table provides information on stock option grants made and goals established for future payouts under the Company’s incentive compensation programs during 2006 by the Compensation Committee.

		Estimated Possible Payouts
		Under Non-Equity Incentive			All Other Option		Closing Price on	Grant Date
		Plan Awards			Awards: Number of	Exercise or	Last Trading	Fair Value of
					Securities	Base Price of	Date Prior to	Stock and
	Grant	Threshold	Target	Maximum	Underlying Options	Option Awards	Grant Date	Option Awards
Name	Date	$	($)	($)	(#)	($/Sh)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

D. M. Ratcliffe	2/20/2006	PPP 233,844	1,039,307	2,286,475
		PDP 122,826	1,228,259	2,456,516	518,739	33.81	33.86	2,152,767

T. A. Fanning	2/20/2006	PPP 99,863	443,834	976,435
		PDP 24,076	240,757	481,514	95,392	33.81	33.86	395,877

M. D. Garrett	2/20/2006	PPP 98,845	439,313	966,489
		PDP 20,164	201,636	403,272	94,420	33.81	33.86	391,843

C. D. McCrary	2/20/2006	PPP 103,826	461,450	1,015,190
		PDP 31,366	313,663	627,325	99,178	33.81	33.86	411,589

W. P. Bowers	2/20/2006	PPP 65,474	290,994	640,187
		PDP 21,212	212,116	424,231	67,517	33.81	33.86	280,196

Columns (c), (d) and (e)
The amounts reported as PPP reflect the amounts established by the Compensation Committee in early 2006 to be paid for certain levels of performance as of December 31, 2006 under the PPP, the Company’s short-term incentive program. The Compensation Committee assigns each named executive officer a target incentive opportunity, expressed as a percentage of base salary, that is paid for target-level performance under the PPP. The target incentive opportunities established for the named executive officers for 2006 performance was 100% for Mr. Ratcliffe, 75% for Messrs. Fanning, Garrett and McCrary and 60% for Mr. Bowers. The payout for threshold performance was set at 0.225 times the target incentive opportunity and the maximum amount payable was set at 2.20 times the target. The amount paid to each named executive officer under the PPP for actual 2006 performance is included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and is itemized in the notes following that table. More information about the PPP, including the applicable performance criteria established by the Compensation Committee, is provided in the CD&A.
The Company also has a long-term incentive program, the PDP, that pays performance-based dividend equivalents based on the Company’s TSR compared with the TSR of its peer companies over a four-year performance measurement period. The Compensation Committee establishes the level of payout for prescribed levels of performance over the measurement period.
In February 2006, the Compensation Committee established the PDP goal for the four-year performance measurement period beginning on January 1, 2006 and ending on December 31, 2009. The amount earned based on performance over that period will be paid following the end of the period. However, no amount is earned and paid unless the Compensation Committee approves the payment at the beginning of the final year of the performance measurement period. Also, nothing is earned unless the Company’s earnings are sufficient to fund the Company’s common stock dividend at the same level as the prior year.
The PDP pays to all option holders a percentage of the Company’s common stock dividend paid to stockholders in the last year of the performance measurement period. It can range from approximately five percent for performance above the 10th percentile compared with the performance of the peer companies to 100% of the dividend if the Company’s TSR is at or above the 90th percentile. That amount is then paid per option held at the end of the four-year period. The amount, if any, ultimately paid to the option holders, including the named executive officers, at the end of the 2006 – 2009 performance measurement period will be based on (1) the Company’s TSR compared to that of its peer companies as of December 31, 2009, (2) the actual dividend paid in 2009 to our stockholders, if any, and (3) the number of options held by the named executive officers on December 31, 2009.

The number of options held on December 31, 2009 will be affected by the number of additional options granted to the named executive officers prior to December 31, 2009, if any, and the number of options exercised by the named executive officers prior to December 31, 2009, if any. None of these components necessary to calculate the range of payout under the PDP for the 2006-2009 performance measurement period is known at the time the goal is established.
The amounts reported as PDP in columns (c), (d) and (e) were calculated based on the number of options held by the named executive officers on December 31, 2006, as reported in columns (b) and (c) of the Outstanding Equity Awards at Fiscal Year-End Table and the Company’s common stock dividend of $1.535 per share paid to stockholders in 2006. These factors are itemized below.

	Stock Options	Performance Dividend	Performance Dividend	Performance Dividend
	Held as of	Equivalent Per Option	Equivalent Per Option	Per Option Paid at
	December 31,	Paid at Threshold	Paid at Target	Maximum
	2006	Performance	Performance	Performance
Name	(#)	($)	($)	($)

D. M. Ratcliffe	1,600,336	0.07675	0.7675	1.535

T. A. Fanning	313,690	0.07675	0.7675	1.535

M. D. Garrett	262,718	0.07675	0.7675	1.535

C. D. McCrary	408,681	0.07675	0.7675	1.535

W. P. Bowers	276,372	0.07675	0.7675	1.535

More information about the PDP is provided in the CD&A.
Columns (f), (g) and (h)
The stock options vest at the rate of one-third per year, on the anniversary date of the grant. Also, grants fully vest upon termination as a result of death, total disability or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier. Please see Potential Payments upon Termination or Change in Control below for more information about the treatment of stock options under different termination and CIC events.
The Compensation Committee granted these stock options to the named executive officers at its regularly scheduled meeting on February 20, 2006. February 20, 2006 was a holiday (Presidents’ Day) and the New York Stock Exchange was closed. Therefore, under the terms of the Omnibus Incentive Compensation Plan, the exercise price was determined as of the last trading day prior to the grant date. As has been the long-standing practice of the Compensation Committee, the exercise price was set at the average of the high and the low price on that date ($33.81 per share), which was five cents lower than the closing price on that date ($33.86 per share).
Column (i)
The value of stock options granted in 2006 were derived using the Black-Scholes stock option pricing model. The assumptions used in calculating these amounts are discussed in Note 1 to the Financial Statements.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

This table provides information pertaining to all outstanding stock options held by the named executive officers as of December 31, 2006.

	Option Awards					Stock Awards

									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market or
			Incentive					Plan	Payout Value
			Plan				Market	Awards:	of Unearned
			Awards:			Number of	Value	Number of	Shares,
	Number of	Number of	Number of			Shares or	of Shares	Unearned	Units
	Securities	Securities	Securities			Units of	or Units	Shares,	or Other
	Underlying	Underlying	Underlying			Stock	of Stock	Units or	Rights
	Unexercised	Unexercised	Unexercised	Option		That	That Have	Other Rights	That Have
	Options	Options	Unearned	Exercise	Option	Have Not	Not	That Have	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

D. M. Ratcliffe	92,521	0	—	25.26	02/15/2012	—	—	—	—
	83,780	0		27.975	02/14/2013
	54,843	27,422		29.50	02/13/2014
	182,021	91,010		29.315	08/02/2014
	183,334	366,666		32.70	02/18/2015
	0	518,739		33.81	02/02/2016

T. A. Fanning	31,126	0	—	25.26	02/15/2012	—	—	—	—
	42,314	0		27.975	02/14/2013
	42,143	21,072		29.50	02/13/2014
	26,948	53,895		32.70	02/18/2015
	0	95,392		33.81	02/02/2016

M. D. Garrett	36,314	0	—	27.975	02/14/2013	—	—	—	—
	35,613	17,806		29.50	02/13/2014
	26,189	52,376		32.70	02/18/2015
	0	94,420		33.81	02/02/2016

C. D. McCrary	79,571	0	—	25.26	02/15/2012	—	—	—	—
	72,054	0		27.975	02/14/2013
	47,616	23,808		29.50	02/13/2014
	28,818	57,636		32.70	02/18/2015
	0	99,178		33.81	02/02/2016

W. P. Bowers	50,046	0	—	25.26	02/15/2012	—	—	—	—
	46,181	0		27.975	02/14/2013
	34,701	17,351		29.50	02/13/2014
	20,192	40,384		32.70	02/18/2015
	0	67,517		33.81	02/02/2016

Stock options vest one-third per year on the anniversary of the grant date. Options granted in 2002 and 2003, with an expiration date in 2012 and 2013, respectively, were fully vested as of December 31, 2006. The options granted in 2004, 2005 and 2006 become fully vested as shown below.

Expiration Date	Date Fully Vested

February 13, 2014	February 13, 2007

August 2, 2014	August 2, 2007

February 18, 2015	February 18, 2008

February 20, 2016	February 20, 2009

Only Mr. Ratcliffe received a stock option grant in August 2004. This grant was made by the Compensation Committee and was effective after he was named Chief Executive Officer and represented a significant portion of the increase in his compensation in 2004 upon assuming that position.

Options also fully vest upon death, total disability or retirement and expire three years following death or total disability or five years following retirement, or on the original expiration date if earlier. Please see the section entitled Potential Payments Upon Termination or Change in Control for more information about the treatment of stock options under different termination and CIC events.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

None of the named executive officers exercised stock options in 2006.

PENSION BENEFITS AT 2006 FISCAL YEAR-END

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During
		Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

D. M. Ratcliffe	Pension Plan	34.75	802,103	—
	SBP-P	34.75	6,683,107	—
	SERP	34.75	2,161,904	—

T. A. Fanning	Pension Plan	24.92	355,044	—
	SBP-P	24.92	1,281,720	—
	SERP	24.92	422,160	—

M. D. Garrett	Pension Plan	37.67	828,741	—
	SBP-P	37.67	2,875,057	—
	SERP	37.67	976,029	—

C. D. McCrary	Pension Plan	31.92	616,547	—
	SBP-P	31.92	2,355,184	—
	SERP	31.92	757,614	—

W. P. Bowers	Pension Plan	26.58	384,344	—
	SBP-P	26.58	976,621	—
	SERP	26.58	335,195	—

The named executive officers earn Company-paid pension benefits from three integrated retirement plans. More information about pension benefits is provided in the CD&A.
The Pension Plan
The Pension Plan is a funded, tax-qualified plan. It is the Company’s primary retirement plan. Generally, all full-time employees participate in this funded plan after one year of service. Normal retirement benefits become payable when participants both attain age 65 and complete five years of participation. The plan benefit equals the greater of amounts computed using a “1.7% offset formula” and a “1.25% formula,” as described below. Benefits are limited to a statutory maximum.
The 1.7% offset formula amount equals 1.7% of final average base rate of pay times years of credited service less an offset related to Social Security benefits. The offset equals a service ratio times 50% of the anticipated Social Security benefits in excess of $4,200. The service ratio adjusts the offset for the portion of a full career that a participant has worked. To determine final average base rate of pay for this formula, an amount is associated with each of the last 10 calendar years of a participant’s service, and the three largest amounts are averaged. The amount associated with each calendar year is the participant’s highest base salary rate during the calendar year reduced for any voluntary deferrals under the DCP. A statutory limit restricts the amount considered each year; the limit for 2006 was $220,000.

The 1.25% formula amount equals 1.25% of final average pay level times years of credited service. For this formula, the final average pay computation is the same as described above for the 1.7% offset formula, but PPP amounts paid during each calendar year are added to the base rates of pay.
Early retirement benefits become payable once plan participants have during employment both attained age 50 and completed 10 years of credited service. Participants who retire early from active service receive benefits equal to the amounts computed using the same formulas employed at normal retirement. However, a 0.3% reduction applies for each month (3.6% for each year) prior to normal retirement that benefit payments commence. For example, 64% of the formula benefits are payable starting at age 55. As of December 31, 2006, all the named executive officers, except Mr. Fanning, were eligible to retire immediately.
At retirement, plan participants can choose to receive their benefits in one of six alternative forms of payment. All six forms pay benefits monthly over the lifetime of the retiree or the joint lifetimes of the retiree and a spouse. A reduction applies if a retiring participant chooses a payment form other than a single life annuity which provides equal payments over a participant’s post-retirement life. The reduction makes the value of the benefits paid in the form chosen comparable to what it would have been if benefits were paid as a single life annuity.
Participants vest in the Pension Plan benefits after completing five years of service. All the named executive officers are vested in their Pension Plan benefits. Participants who terminate employment after vesting are entitled to a pension benefit commencing at age 65. Vested participants who earn 10 or more years of credited service can elect to have their Pension Plan benefits commence as early as age 50. If such an election is made, the early retirement reductions that apply are actuarially determined factors and are larger than 0.3% per month.
If a vested participant dies while actively employed, benefits will be paid to a surviving spouse. A survivor’s benefit equals 45% of the monthly benefit that the participant had earned before his or her death. Payments to a surviving spouse of a participant who attained age 50 prior to death will begin receiving benefits immediately; otherwise, survivor payments begin when the deceased participant would have attained age 50. After commencing, survivor benefits are payable monthly for the remainder of a survivor’s life. Participants who are age 50 or older may opt to have an 80%, instead of 45%, survivor benefit paid if they die; however, there is a charge associated with this election. Surviving spouses of vested participants who have terminated employment and not yet elected to start receiving benefits, receive smaller benefits.
If vested participants become totally disabled, periods that Social Security Disability Income or Company disability income benefits are paid will count as service for benefit calculation purposes. The crediting of this additional service ceases at the point a disabled participant dies, stops receiving disability income benefits or elects to commence retirement payments. Outside of the extra service crediting, the normal plan provisions apply to disabled participants.
SBP-Pension Related (the “SBP-P”)
The same Supplemental Benefit Plan that provides for deferred compensation related to contributions the Company can not make to the ESP due to various limits under the Code also provides for a supplemental defined benefit pension. Please see the description of the non-pension component of the SBP following the Nonqualified Deferred Compensation Table. The SBP-P is an unfunded retirement plan that is not tax qualified. This plan pays more highly compensated employees, including each of the named executive officers, benefits that equal the excess of what their Pension Plan benefits would be if statutory compensation/benefit limits and voluntary pay deferrals under the DCP were ignored over what their Pension Plan benefits actually are. In 2006, the form of payment election made for Pension Plan benefits also applies to SBP-P benefits. The SBP-P’s vesting, early retirement, survivor benefit and disability provisions mirror those of the Pension Plan.
SERP
The SERP also is an unfunded retirement plan that is not tax qualified. This plan provides more highly compensated employees, including each of the named executive officers, additional benefits that the Pension Plan would pay if the 1.7% offset formula calculations reflected a portion of annual cash incentives under the PPP. To derive the SERP benefits, a final average pay is determined reflecting participants’ base salary level and their payouts under the PPP to the extent such PPP payouts exceed 15% of those base salary levels (ignoring statutory limits and voluntary pay deferrals under the DCP). This final average pay is used in the 1.7% offset formula to derive a gross benefit. The Pension Plan and SBP-P benefits are subtracted from the gross benefit to calculate the SERP benefit payable. In 2006, the form of payment election made for Pension Plan benefits also applies to SERP benefits. The SERP’s early retirement, survivor benefit and disability provisions match the Pension Plan’s provisions. SERP benefits do not vest until participants retire.
Changes Effective in 2007 to the SBP-P and the SERP
In early 2007, changes were made to the SBP-P and the SERP to comply with Code Section 409A. One of the changes made affects the form of payment for the SBP-P and the SERP. Participants will elect to receive a lifetime of monthly benefits, as is currently provided for, or the single-sum value of those monthly payments for an average lifetime paid out in 10 annual installments.
Description of Assumptions in Calculating Present Value of Accumulated Pension Benefits
The amounts in column (d) of this Pension Benefit Table show the present values of accumulated benefits each named executive officer has earned as of September 30, 2006. September 30, 2006 is the measurement date used in the Financial Statements.
Each present value of pension benefits is a weighted sum of the present values of the full benefit paid monthly over the named executive officer’s post-retirement lifetime and reduced amounts payable over the joint lifetimes of the named executive officer and a spouse. The weights are the form of payment assumptions described below.
The present values of pension benefits in each form of payment equals the sum of all the expected monthly payments after being discounted to reflect the time value of money between the measurement date and the expected payment dates. The expected monthly payments are based on the benefits payable to the executive, and to a spouse for forms paid over joint lifetimes, times the probability that the named executive officer or spouse will survive from the named executive officer’s normal retirement age to the payment date. The probabilities of survival were derived from a table of actuarial mortality rates.
The following assumptions were used in the present value calculations:

•	Discount rate — six percent as of September 30, 2006
•	Retirement date — Normal retirement age (65 for all named executive officers)
•	Mortality after normal retirement — RP2000 Combined Healthy mortality rate table
•	Mortality, withdrawal, disability and retirement rates prior to normal retirement — None
•	Form of payment

•	Unmarried retirees: 100% elect a single life annuity
•	Married retirees: 20% elect a single life annuity; 40% elect a joint and 50% survivor annuity; and 40% elect a joint and 100% survivor annuity

•	Percent married at retirement — 80% of males and 70% of females
•	Spouse ages — Wives two years younger than their husbands
•	Incentives earned but unpaid as of the measurement date — 130% of target percentages times base rate of pay for year incentive is earned
For all of the named executive officers, the number of years of credited service is one year less than the number of years of employment with the Company.

NONQUALIFIED DEFERRED COMPENSATION AS OF 2006 FISCAL YEAR-END

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
	($)	($)	($)	($)	($)
Name (a)	(b)	(c)	(d)	(e)	(f)

D. M. Ratcliffe	0	38,028	770,461	0	8,413,507

T. A. Fanning	208,234	17,725	59,042	0	713,555

M. D. Garrett	0	16,520	90,606	0	1,114,170

C. D. McCrary	0	19,493	85,330	0	972,672

W. P. Bowers	86,675	12,199	62,794	0	703,349

The Company provides the DCP which is designed to permit participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement, disability, death or other separation from service. Up to 50% of base salary and up to 100% of PPP and PDP may be deferred, at the election of eligible employees. All of the named executive officers are eligible to participate in the DCP.
Participants have two options for the deemed investments of the amounts deferred — the Stock Equivalent Account and the Prime Equivalent Account. Under the terms of the DCP, participants are permitted to transfer between investments at any time.
The amounts deferred in the Stock Equivalent Account are treated as if invested at an equivalent rate of return to that of an actual investment in the Company’s common stock, including the crediting of dividend equivalents as such are paid by the Company from time to time. It provides participants with an equivalent opportunity for the capital appreciation (or loss) and income held by a Company stockholder. During 2006, the rate of return in the Stock Equivalent Account was 11.7%, which was the Company’s TSR for 2006.
Alternatively, participants may elect to have their deferred compensation invested in the Prime Equivalent Account which is treated as if invested at a prime interest rate compounded monthly, as published in the Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least 75% of the United States’ largest banks. The range of interest rates earned on amounts deferred during 2006 in the Prime Equivalent Account was 7.25% to 8.25%.
Column (b)
This column reports the actual amounts of compensation deferred under the DCP by each named executive officer in 2006. The amounts of salary deferred by the named executive officers, if any, was included in the Salary column in the Summary Compensation Table. The amount of incentive compensation deferred in 2006 was the amount paid for performance under the PPP and the PDP that were earned as of December 31, 2005 but not payable until the first quarter of 2006. This amount is not reflected in the Summary Compensation Table because that table reports incentive compensation that was earned in 2006, but not payable until early 2007. These deferred amounts may be distributed in a lump sum or in up to 10 annual installments at termination of employment or in a lump sum at a specified date, at the election of the participant.
Column (c)
This column reflects the Company’s contributions under the SBP-N. Under the Code, the Company is prohibited from making matching contributions under the ESP on employee contributions above stated limits in the ESP and, if applicable, above legal limits set forth in the Code. The SBP-N is a nonqualified deferred compensation plan under which the Company contributes the amount of Company contributions that it is prohibited from making in the ESP. The contributions are treated as if invested in the Company’s common stock and are payable in cash upon termination of employment in a lump sum or in up to 20 annual installments, at the election of the participant. The amounts reported in this column also were reported in the All Other Compensation column in the Summary Compensation Table.

Column (d)
This column reports earnings on both compensation the named executive officers elected to defer and earnings on Company contributions under the SBP-N. See the notes to column (h) of the Summary Compensation Table for a discussion of amounts of nonqualified deferred compensation earnings included in the Summary Compensation Table.
Column (f)
This column includes amounts that were deferred under the DCP and contributions under the SBP-N in prior years and reported in prior years’ Proxy Statements. The chart below shows the amounts reported in prior years’ Proxy Statements.

	Amounts Deferred under	Amounts Contributed by the
	the DCP Prior to 2006	Company under the SBP-N
	and Reported in Prior	Prior to 2006 and Reported in
	Years’ Proxy Statements	Prior Years’ Proxy Statements	Total
Name	($)	($)	($)

D. M. Ratcliffe	5,381,881	165,113	5,546,994

T. A. Fanning	423,735	44,771	468,506

M. D. Garrett	0	33,651	33,651

C. D. McCrary	489,924	110,968	600,892

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes and estimates payments that could be made to the named executive officers under different termination and CIC events. The estimated payments would be made under the terms of the Company compensation and benefits programs or the CIC severance agreements with each of the named executive officers. The amount of potential payments is calculated as if the triggering events occurred as of December 31, 2006 and assumes that the price of the Company’s common stock is the closing market price as of December 29, 2006.
Description of Termination and CIC Events
The following charts list different types of termination and CIC events that can affect the treatment of payments under the Company’s compensation and benefit programs. These events also affect payments to the named executive officers under their CIC severance agreements. No payments are made under the severance agreements unless within two years of the CIC, the named executive officer is involuntarily terminated or he or she voluntarily terminates for Good Reason. (See the description of Good Reason below.)
Traditional Termination Events

•	Retirement or Retirement Eligible — Termination of a named executive officer who is at least 50 years old and has at least 10 years of credited service.

•	Resignation — Voluntary termination of a named executive officer who is not retirement eligible.

•	Lay Off — Involuntary termination of a named executive officer not for cause, who is not retirement eligible.

•	Involuntary Termination — Involuntary termination of a named executive officer for cause. Cause includes individual performance below minimum performance standards and misconduct, such as violation of the Company’s Drug and Alcohol Policy.

•	Death or Disability — Termination of a named executive officer due to death or disability.

CIC-Related Events
At the parent company or subsidiary level:

•	Southern CIC I — Acquisition by another entity of 20% or more of the Company’s common stock, or following a merger with another entity the Company’s stockholders own 65% or less of the company surviving the merger.

•	Southern CIC II — Acquisition by another entity of 35% or more of the Company’s common stock, or following a merger with another entity the Company’s stockholders own less than 50% of the company surviving the merger.

•	Southern Termination — A merger or other event and the Company is not the surviving company or the Company’s common stock is no longer publicly traded.

•	Subsidiary CIC — Acquisition by another entity, other than another subsidiary of the Company, of 50% or more of the stock of a subsidiary of the Company, a merger with another entity and the subsidiary is not the surviving company or the sale of substantially all the assets of the subsidiary.
At the employee level:

•	Involuntary CIC Termination or Voluntary CIC Termination for Good Reason — Employment is terminated within two years of a CIC, other than for cause, or the employee voluntarily terminates for Good Reason. Good Reason for voluntarily termination within two years of a CIC is generally satisfied when there is a reduction in salary, incentive compensation opportunity or benefits, relocation of over 50 miles or a diminution in duties and responsibilities.

The following chart describes the treatment of different pay and benefit elements in connection with the Traditional Termination Events described above.

Lay Off
		(Involuntary			Involuntary
	Retirement/	Termination			Termination
Program	Retirement Eligible	Not For Cause)	Resignation	Death or Disability	(For Cause)

Pension Benefits: • Pension Plan • SBP-P • SERP	Lifetime of monthly benefits paid. Reductions apply if payments start prior to age 65.	SERP-related benefits forfeited. Other vested benefits paid monthly for lifetime after executive reaches retirement eligibility. Reductions apply if payments start prior to age 65.	Same as Lay Off.	At death, surviving spouse receives a lifetime of monthly payments equal to 45% (or 80% if participant has made that election) of benefits earned. If vested under the Pension Plan, all pension benefits continue to accumulate while disabled. Lifetime of monthly payments after executive becomes retirement eligible and elects commencement.	Same as for retirement and resignation, as the case may be.

PPP	Pro-rated if terminate before 12/31.	Pro-rated if terminate before 12/31.	Forfeit.	Pro-rated if terminate before 12/31.	Forfeit.

PDP	Paid year of retirement plus two additional years.	Forfeit.	Forfeit.	Payable until options expire or exercised.	Forfeit.

Stock Options	Vest; expire earlier of original expiration date or five years.	Vested options expire in 90 days; unvested are forfeited.	Vested options expire in 90 days; unvested are forfeited.	Vest; expire earlier of original expiration or three years.	Forfeit.

Financial Planning Perquisite	Continues for one year.	Terminates.	Terminates.	Continues for one year.	Terminates.

Lay Off
		(Involuntary			Involuntary
	Retirement/	Termination			Termination
Program	Retirement Eligible	Not For Cause)	Resignation	Death or Disability	(For Cause)

DCP	Payable per prior elections (lump sum or up to 10 annual installments).	Same as Retirement.	Same as Retirement.	Payable to beneficiary or disabled participant per prior elections; amounts deferred prior to 2005 can be paid as a lump sum at DCP administrative committee’s discretion.	Same as Retirement.

SBP-N	Payable per prior elections (lump sum or up to 20 annual installments).	Same as Retirement.	Same as Retirement.	Same as the DCP, above.	Same as Retirement.

The chart below describes the treatment of payments under pay and benefit programs under different CIC events, except the Pension Plan (the “CIC Chart”). The Pension Plan is not affected by CIC events.

Involuntary CIC-Related
Termination or Voluntary
			Southern Termination or	CIC-Related Termination
Program	Southern CIC I	Southern CIC II	Subsidiary CIC	for Good Reason

Nonqualified Pension Benefits: • SBP-P • SERP	All SERP-related benefits vest if participant vested in Pension Plan benefits; otherwise, no impact.	Vesting as upon a Southern CIC I, and benefits paid as a lump sum following termination or retirement.	Same as Southern CIC II.	Based on type of CIC event.

PPP	No plan termination is paid at greater of target or actual performance. If plan terminated within two years of CIC, pro-rated at target performance level.	Same as Southern CIC I.	Pro-rated at target performance level.	If not otherwise eligible for payment, if PPP still in effect, pro-rated at target performance level.

PDP	No plan termination is paid at greater of target or actual performance. If plan terminated within two years of CIC, pro-rated at greater of target or actual performance level.	Same as Southern CIC I.	Pro-rated at greater of actual or target performance level.	If not otherwise eligible for payment, if PDP still in effect, greater of actual or target performance level for year of severance only.

Involuntary CIC-Related
Termination or Voluntary
			Southern Termination or	CIC-Related Termination
Program	Southern CIC I	Southern CIC II	Subsidiary CIC	for Good Reason

Stock Options	Not affected by CIC events.	Not affected by CIC events.	Vest and convert to surviving company’s securities if there is a Southern Termination; if can not convert, pay spread in cash; not affected by a Subsidiary CIC.	Vest.

DCP	Not affected by CIC events.	Payable in lump sum following termination.	Same as Southern CIC II.	Based on type of CIC event.

SBP-N	Not affected by CIC events.	Participant provided opportunity to elect lump sum payment.	Participant provided opportunity to elect lump sum payment.	Based on type of CIC event.

Severance Benefits	Not applicable.	Not applicable.	Not applicable.	Three times base salary plus target PPP plus tax gross up if severance amounts exceed Code Section 280G “excess parachute payment” by 10% or more.

Health Benefits	Not applicable.	Not applicable.	Not applicable.	Up to five years participation in group health plan plus payment of three years’ premium amounts.

Outplacement Services	Not applicable.	Not applicable.	Not applicable.	Six months.

Potential Payments
This section describes and estimates payments that would become payable to the named executive officers upon a termination or CIC as of December 31, 2006.
Pension Benefits
The monthly amounts that would have become payable to the named executive officers if the Traditional Termination Events occurred as of December 31, 2006 under the Pension Plan, the SBP-P and the SERP are itemized in the chart below. The amounts shown in the chart are monthly benefit amounts whereas the pension values shown in the Summary Compensation and Pension Benefit Tables are present values of all the monthly values anticipated to be paid over the lifetimes of the named executive officers and their spouses. These plans are described in the notes following the Pension Benefits Table. All the named executive officers, except Mr. Fanning, were retirement eligible on December 31, 2006. Mr. Fanning became retirement eligible in March 2007. The benefits were determined using the same assumptions used to compute benefit values in the Pension Benefit Table with three exceptions: the amounts have been determined as of December 31, 2006 instead of as of September 30, 2006; the benefit payments were assumed to commence as soon as possible instead of at normal retirement and, as such, appropriate early retirement reductions were applied; and the benefits were not adjusted to reflect optional forms of payment such that all benefits are the amounts that would have been paid monthly over the named executive officer’s life.

			Resignation or	Death
	Retirement		Involuntary Retirement	(monthly payments
	(monthly payments)		(monthly payments)	to a spouse)
Name	($)		($)	($)

D. M. Ratcliffe	Pension Plan SBP-P SERP	7,389 61,565 24,105	All plans treated as retiring	4,410 36,743 14,386

T. A. Fanning	Pension Plan SBP-P SERP	N/A N/A N/A	1,943 7,013 0	3,191 11,518 3,794

M. D. Garrett	Pension Plan SBP-P SERP	7,699 26,711 10,903	All plans treated as retiring	4,806 16,671 6,805

C. D. McCrary	Pension Plan SBP-P SERP	5,798 22,148 7,125	All plans treated as retiring	4,058 15,501 4,986

W. P. Bowers	Pension Plan SBP-P SERP	3,479 8,840 3,034	All plans treated as retiring	3,403 8,648 2,968

As described in the CIC Chart, the only change in the form of payment, acceleration or enhancement of the pension benefits is the lump-sum payment of nonqualified pensions that normally would have been paid monthly over the lifetimes of the named executive officers and their spouses at termination following certain CIC events and the vesting of SERP-related benefits. Estimates of the lump-sum payments that would have been made to the named executive officers, assuming termination as of December 31, 2006 following a CIC event, other than a Southern CIC I (which does not impact pension benefits), are itemized below. These lump-sum amounts are not in addition to the amounts shown in the Pension Benefits Table. These amounts would have been in lieu of the monthly payments whose values are represented in the Pension Benefits Table under the circumstances described above.

	SBP-P	SERP	Total
Name	($)	($)	($)

D. M. Ratcliffe	9,446,128	3,698,512	13,144,640

T. A. Fanning	1,197,178	Not Applicable	1,197,178

M. D. Garrett	4,165,085	1,700,121	5,865,206

C. D. McCrary	3,578,526	1,151,210	4,729,736

W. P. Bowers	1,530,481	525,281	2,055,762

The lump-sum amounts in the table above are calculated using the same basic methodology used to compute the values in the Pension Benefits Table. However, amounts were computed as of December 31, 2006 instead of September 30, 2006. In addition, certain assumptions were changed to those that have been selected by the Company for lump-sum calculations following a CIC. Benefit payments were assumed to commence at the earliest date monthly payments would have been available instead of deferred to the named executive officers’ normal retirement dates; therefore, appropriate early retirement reductions apply. Also, only the form of payment providing monthly benefits over the named executive officer’s lifetime is considered. A 5.75% discount rate is assumed instead of six percent, and mortality rates specified by the Internal Revenue Service in Revenue Ruling 2001-62 were assumed instead of those disclosed in the information following the Pension Benefits Table.

PPP
Because this section assumes that a termination or CIC event occurred on December 31, 2006, there is no amount that would be payable other than the amount reported and described in the Summary Compensation Table because actual performance in 2006 exceeded target performance.
PDP
Because the assumed termination date is December 31, 2006, there is no additional amount that would be payable other than the amount reported in the Summary Compensation Table under the Traditional Termination Events. As described in the Traditional Termination Events Chart, there is some continuation of benefits under the PDP for retirees.
However, under the CIC-Related Events, PDP is payable at the greater of target performance or actual performance. For the 2003-2006 performance period, actual performance was less than target performance. The table below estimates the additional amount that would have been payable under the PDP if a CIC occurred as of December 31, 2006.

Additional PDP
Name	($)

D. M. Ratcliffe	594,977

T. A. Fanning	109,007

M. D. Garrett	91,294

C. D. McCrary	142,017

W. P. Bowers	96,040

Stock Options
Stock options would be treated as described in the Termination and CIC Charts above. Under a Southern Termination, all stock options vest. In addition, if there is an Involuntary CIC Termination or Voluntary CIC Termination for Good Reason, stock options vest. There is no payment associated with stock options unless there is a Southern Termination and the participants’ stock options can not be converted into surviving company stock options. In that event, the excess of the exercise price and the closing price of the Company’s common stock on December 29, 2006 would have been paid in cash for all stock options held by the named executive officers. The chart below shows the number of stock options for which vesting would be accelerated under a Southern Termination and the amount that would be payable under a Southern Termination if there were no conversion to surviving company stock options.

		Total Number of	Total Payable in Cash
	Number of	Options Following	under a Southern
	Options with	Accelerated Vesting	Termination without
	Accelerated	under a Southern	Conversion of Stock
Name	Vesting (#)	Termination (#)	Options ($)

D. M. Ratcliffe	1,003,837	1,600,336	8,353,272

T. A. Fanning	170,359	313,690	1,838,816

M. D. Garrett	164,602	262,718	1,330,625

C. D. McCrary	180,622	408,681	2,751,046

W. P. Bowers	125,252	276,372	1,831,878

DCP and SBP-N
The aggregate balances reported in the Nonqualified Deferred Compensation Table would be payable to the named executive officers as described in the Traditional Termination and CIC-Related Events Charts above. There is no enhancement or acceleration of payments under these plans associated with termination or CIC events, other than the lump-sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation Table.
Health Benefits
Because Messrs. Ratcliffe, Garrett, McCrary and Bowers are retirement eligible and health care benefits are provided to retirees, there is no incremental payment associated with the termination or CIC events. At the end of 2006, Mr. Fanning was not retirement eligible and thus health care benefits would not become available until he reached age 50, except in the case of a CIC-Related Termination, as described in the CIC-Related Events Chart. The estimated cost of providing three years of group health insurance premiums for Mr. Fanning is $44,150.
Financial Planning Perquisite
Because Messrs. Ratcliffe, Garrett, McCrary and Bowers are retirement eligible, an additional year of the Financial Planning perquisite would be provided which is set at a maximum of $7,000 per year. Mr. Fanning is not retirement eligible.
There are no other perquisites provided to the named executive officers under any of the Traditional Termination or CIC-Related events.
Severance Benefits
The Company has entered into individual CIC Severance Agreements with each of the named executive officers. In addition to the treatment of Health Benefits, PPP and PDP described above, the named executive officers are entitled to a severance benefit, including outplacement services, if within two years of a CIC they are involuntarily terminated, not for Cause, or they voluntarily terminate for Good Reason. The severance benefits are not paid unless the named executive officer releases the Company from any claims he has against the Company.
The estimated cost of providing the six months of outplacement services is $6,000 per named executive officer. The severance payment is three times the named executive officer’s base salary and target payout under the PPP. If any portion of the severance payment is an “excess parachute payment” as defined under Section 280G of the Code, the Company will pay the named executive officer an additional amount to cover the taxes that would be due on the excess parachute payment — a “tax gross-up.” However, that additional amount will not be paid unless the severance amount plus all other amounts that are considered parachute payments under the Code exceed 110% of the severance payment.
The table below estimates the severance payments that would be made to the named executive officers if they were terminated as of December 31, 2006 in connection with a CIC. There is no estimated tax gross-up included for any of the named executive officers because their respective estimated severance amounts payable are below the amounts considered excess parachute payments under the Code.

Severance Amount
Name	($)

D. M. Ratcliffe	6,235,836

T. A. Fanning	3,108,000

M. D. Garrett	3,076,500

C. D. McCrary	3,228,750

W. P. Bowers	2,328,000

Other Information

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No reporting person failed to file, on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2006, Messrs. William R. Allen and David M. Huddleston, sons-in-law of Mr. Michael D. Garrett, an executive officer of the Company; and Ms. Donna D. Smith, sister of Mr. Andrew J. Dearman, III, an executive officer of the Company, were employed by subsidiaries of the Company. Mr. Allen was employed by Southern Company Services, Inc. as a Sourcing Agent and received compensation in 2006 of $134,113. Mr. Huddleston was employed by Alabama Power Company as an Engineering Supervisor and received compensation in 2006 of $131,674. Ms. Smith was employed by Southern Company Services, Inc. as a Human Resources Director and received compensation in 2006 of $376,542.
The Company does not have a written policy pertaining solely to the approval or ratification of “related party transactions.” However, the Company has a Code of Ethics as well as employment and compensation policies that govern the hiring and compensating of all employees, including those named above. The Company also has a Contract Guidance Manual and other formal written procurement policies and procedures that guide the purchase of goods and services, including requiring competitive bids for most transactions above $10,000 or approval based on documented business needs for sole sourcing arrangements.

APPENDIX A
POLICY ON ENGAGEMENT OF THE INDEPENDENT AUDITOR
FOR AUDIT AND NON-AUDIT SERVICES

A.	Southern Company (including its subsidiaries) will not engage the independent auditor to perform any services that are prohibited by the Sarbanes-Oxley Act of 2002. It shall further be the policy of the Company not to retain the independent auditor for non-audit services unless there is a compelling reason to do so and such retention is otherwise pre-approved consistent with this policy. Non-audit services that are prohibited include:

1.	Bookkeeping and other services related to the preparation of accounting records or financial statements of the Company or its subsidiaries.

2.	Financial information systems design and implementation.

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports.

4.	Actuarial services.

5.	Internal audit outsourcing services.

6.	Management functions or human resources.

7.	Broker or dealer, investment adviser, or investment banking services.

8.	Legal services or expert services unrelated to financial statement audits.

9.	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

B.	Effective January 1, 2003, officers of the Company (including its subsidiaries) may not engage the independent auditor to perform any personal services, such as personal financial planning or personal income tax services.

C.	All audit services (including providing comfort letters and consents in connection with securities issuances) and permissible non-audit services provided by the independent auditor must be pre-approved by the Southern Company Audit Committee.

D.	Under this Policy, the Audit Committee’s approval of the independent auditor’s annual arrangements letter shall constitute pre-approval for all services covered in the letter.

E.	By adopting this Policy, the Audit Committee hereby pre-approves the engagement of the independent auditor to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and its subsidiaries and services related to consultation on routine accounting and tax matters. The actual amounts expended for such services each calendar quarter shall be reported to the Committee at a subsequent Committee meeting.

F.	The Audit Committee also delegates to its Chairman the authority to grant pre-approvals for the engagement of the independent auditor to provide any permissible service up to a limit of $50,000 per engagement. Any engagements pre-approved by the Chairman shall be presented to the full Committee at its next scheduled regular meeting.

G.	The Southern Company Comptroller shall establish processes and procedures to carry out this Policy.
Approved by the Southern Company Audit Committee
December 9, 2002

i

Recycled Paper

Admission Ticket (Not Transferable) 2007 Annual Meeting of Stockholders 10 a.m. ET, May 23, 2007 The Lodge Conference Center at Callaway Gardens Highway 18 Pine Mountain, GA 31822
Please present this Admission Ticket in order to gain admittance to the meeting.	Ticket admits only the stockholder(s) listed on reverse side and is not transferable.

Directions to Meeting Site:

From Atlanta, GA - Take I-85 south to I-185 (exit 21), then Exit 34, Georgia Highway 18. Take Georgia Highway 18 east to Callaway.

From Birmingham, AL - Take U.S. Highway 280 east to Opelika, AL, then I-85 north to Georgia Highway 18 (Exit 2). Take Georgia Highway 18 east to Callaway.

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FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM	FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM
PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND ESP TRUSTEES

If a stockholder of record, the undersigned hereby appoints D. M. Ratcliffe, T. A. Fanning and G. E. Holland, Jr. or any of them, Proxies with full power of substitution in each,

to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Southern Company, to be held at the Lodge Conference Center at Callaway Gardens in Pine Mountain, Georgia, on May 23, 2007, at 10:00 a.m., ET, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation,

the items listed on the reverse side of this form.

If a beneficial owner holding shares through the Employee Savings Plan (“ESP”), the undersigned directs the Trustee of the Plan to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.

This Form of Proxy/Trustee Voting Instruction Form is solicited jointly by the Board of Directors of The Southern Company and the Trustee of the Employee Savings Plan

pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this form should be mailed in the enclosed envelope to the Company’s proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717. The deadline for receipt of Trustee Voting Instruction Forms for ESP is 5:00 p.m. on Monday, May 21, 2007.

The deadline for receipt of shares of record voted through the Form of Proxy is 9:00 a.m. on Wednesday, May 23, 2007. The deadline for receipt of instructions provided electronically is 11:59 p.m. on Tuesday, May 22, 2007.

The proxy tabulator will report separately to the Proxies named above and to the Trustee as to proxies received and voting instructions provided, respectively.

THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM WILL BE VOTED AS

SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED

AS THE BOARD OF DIRECTORS RECOMMENDS.

Continued and to be voted and signed on reverse side.

C/O PROXY SERVICES P. O. BOX 9112 FARMINGDALE, NY 11735

Please consider furnishing your voting instructions

electronically by Internet or phone. Processing paper forms

is more than twice as expensive as electronic instructions.

If you vote by Internet or phone, please do not mail this form.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Southern Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m.

ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this form and return it in the postage-paid envelope we have provided or return it to Southern Company, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY, 11717.

THANK YOU

VIEW ANNUAL REPORT AND PROXY STATEMENT ON THE INTERNET

www.southerncompany.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
SOUTH1 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

SOUTHERN COMPANY

The Board of Directors recommends a vote FOR Items 1 and 2 and AGAINST Item 3.

1. ELECTION OF DIRECTORS:

01) J. P. Baranco 04) T. F. Chapman 07) J. N. Purcell 10) G. J. St. Pé	02) D. J. Bern 05) H. W. Habermeyer, Jr. 08) D. M. Ratcliffe	03) F. S. Blake 06) D. M. James 09) W. G. Smith, Jr.	For All ( )	Withhold All ( )	For All Except ( )	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. _____________________________

	For	Against	Abstain

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007	( )	( )	( )
3. STOCKHOLDER PROPOSAL ON ENVIRONMENTAL REPORT	( )	( )	( )

UNLESS OTHERWISE SPECIFIED ABOVE, THE SHARES WILL BE VOTED “FOR” ITEMS 1 and 2 and “AGAINST” ITEM 3.

NOTE:	The last instruction received either paper or electronic, prior to the deadline will be the instruction included in the final tabulation.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date